**************************************************************

                         CREDIT AGREEMENT

                           dated as of

                          March 2, 1998

                              among

                  ENTERTAINMENT PROPERTIES TRUST

                               and

              The SUBSIDIARY GUARANTORS Party Hereto

                               AND

                    The LENDERS Party Hereto,

                      THE BANK OF NEW YORK,
                     as Administrative Agent,

            THE BANK OF NOVA SCOTIA, NEW YORK AGENCY,
               AND GOLDMAN SACHS MORTGAGE COMPANY,
                     as Co-Syndication Agents

                               and

            THE BANK OF NOVA SCOTIA, NEW YORK AGENCY,
               AND GOLDMAN SACHS MORTGAGE COMPANY,
                    as Co-Documentation Agents

                       -------------------
                           $200,000,000
                       -------------------

                    BNY CAPITAL MARKETS, INC.,
                             Arranger

  **************************************************************

                        TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                             Page

Section 1.  Definitions and Accounting Matters.. . . . . . . . .2
     1.01  Certain Defined Terms.. . . . . . . . . . . . . . . .2
     1.02  Accounting Terms and Determinations.. . . . . . . . 29
     1.03  Types of Loans. . . . . . . . . . . . . . . . . . . 30
     1.04  Terms Generally.. . . . . . . . . . . . . . . . . . 30
Section 2.  The Commitments, Loans, Notes and Prepayments. . . 30
     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . 30
     2.02  Borrowings. . . . . . . . . . . . . . . . . . . . . 31
     2.03  Letters of Credit.. . . . . . . . . . . . . . . . . 31
     2.04  Changes of the Commitments. . . . . . . . . . . . . 36
     2.05  Commitment Fee. . . . . . . . . . . . . . . . . . . 36
     2.06  Lending Offices.. . . . . . . . . . . . . . . . . . 36
     2.07  Several Obligations; Remedies Independent.. . . . . 36
     2.08  Notes . . . . . . . . . . . . . . . . . . . . . . . 37
     2.09  Optional Prepayments and Conversions or
             Continuations of Loans. . . . . . . . . . . . . . 37
     2.10  Mandatory Prepayments.. . . . . . . . . . . . . . . 38
Section 3.  Payments of Principal and Interest.. . . . . . . . 38
     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . 38
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . 38
Section 4.  Payments; Pro Rata Treatment; Computations; Etc. . 39
     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . 39
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . 41
     4.03  Computations. . . . . . . . . . . . . . . . . . . . 41

     4.04  Minimum Amounts.. . . . . . . . . . . . . . . . . . 41
     4.05  Certain Notices.. . . . . . . . . . . . . . . . . . 41
     4.06  Non-Receipt of Funds by the Administrative Agent. . 42
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . 43
Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . 45
     5.01  Additional Costs. . . . . . . . . . . . . . . . . . 45
     5.02  Limitation on Types of Loans. . . . . . . . . . . . 47
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . 47
     5.04  Treatment of Affected Loans.. . . . . . . . . . . . 47
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . 48
     5.08  Replacement of Lenders. . . . . . . . . . . . . . . 51
Section 6.  Guarantee. . . . . . . . . . . . . . . . . . . . . 52
     6.01  The Guarantee.. . . . . . . . . . . . . . . . . . . 52
     6.02  Obligations Unconditional.. . . . . . . . . . . . . 52
     6.03  Reinstatement.. . . . . . . . . . . . . . . . . . . 53
     6.04  Subrogation.. . . . . . . . . . . . . . . . . . . . 53
     6.05  Remedies. . . . . . . . . . . . . . . . . . . . . . 54
     6.06  Instrument for the Payment of Money.. . . . . . . . 54
     6.07  Continuing Guarantee. . . . . . . . . . . . . . . . 54
     6.08  Rights of Contribution. . . . . . . . . . . . . . . 54
     6.09  General Limitation on Guarantee Obligations.. . . . 55
Section 7.  Conditions.. . . . . . . . . . . . . . . . . . . . 55
     7.01  Effective Date. . . . . . . . . . . . . . . . . . . 55
     7.02  Initial and Subsequent Extensions of Credit.. . . . 60
     7.03  Addition of Eligible Properties to the Borrowing
             Base. . . . . . . . . . . . . . . . . . . . . . . 61
Section 8.  Representations and Warranties.. . . . . . . . . . 63
     8.01  Organization; Powers. . . . . . . . . . . . . . . . 64
     8.02  Authorization; Enforceability . . . . . . . . . . . 64
     8.03  Approvals.. . . . . . . . . . . . . . . . . . . . . 65
     8.04  No Breach.. . . . . . . . . . . . . . . . . . . . . 65
     8.05  Financial Condition; No Material Adverse Change.. . 65
     8.06  Properties. . . . . . . . . . . . . . . . . . . . . 65

     8.07  Litigation. . . . . . . . . . . . . . . . . . . . . 66
     8.08  Environmental Matters.. . . . . . . . . . . . . . . 66
     8.09  Compliance with Laws and Agreements.. . . . . . . . 68
     8.10  Investment Company Act. . . . . . . . . . . . . . . 69
     8.11  Public Utility Holding Company Act. . . . . . . . . 69
     8.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . 69
     8.13  ERISA.. . . . . . . . . . . . . . . . . . . . . . . 69
     8.14  True and Complete Disclosure. . . . . . . . . . . . 69
     8.15  Use of Credit.. . . . . . . . . . . . . . . . . . . 70
     8.16  Material Agreements and Liens.. . . . . . . . . . . 70
     8.17  Capitalization. . . . . . . . . . . . . . . . . . . 70
     8.18  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . 71
     8.19  REIT Status.. . . . . . . . . . . . . . . . . . . . 72
     8.20  Real Estate Investment Trust Structure. . . . . . . 72
     8.21  Ground Leases.. . . . . . . . . . . . . . . . . . . 72
     8.22  Leases. . . . . . . . . . . . . . . . . . . . . . . 72
     8.23  Option Agreements and Right of First Refusal
             Agreement.. . . . . . . . . . . . . . . . . . . . 72
     8.24  Defaults. . . . . . . . . . . . . . . . . . . . . . 73
     8.25  Absence of Liens. . . . . . . . . . . . . . . . . . 73
     8.26  No Materially Adverse Contracts, Etc... . . . . . . 73
     8.27  Initial Public Offering Registration Statement. . . 73
     8.28  Year 2000 Issues. . . . . . . . . . . . . . . . . . 74


Section 9.  Covenants of the Borrower. . . . . . . . . . . . . 74
     9.01  Financial Statements and Other Information. . . . . 74
     9.02  Notices of Material Events. . . . . . . . . . . . . 77
     9.03  Existence, REIT Status, Etc.. . . . . . . . . . . . 78
     9.04  Insurance.. . . . . . . . . . . . . . . . . . . . . 79
     9.05  Prohibition of Fundamental Changes. . . . . . . . . 79
     9.06  Liens . . . . . . . . . . . . . . . . . . . . . . . 80
     9.07  Indebtedness. . . . . . . . . . . . . . . . . . . . 81
     9.08  Investments.. . . . . . . . . . . . . . . . . . . . 82
     9.09  Restricted Payments.. . . . . . . . . . . . . . . . 82
     9.10  Certain Financial Covenants.. . . . . . . . . . . . 83
     9.11  Hedging Agreements. . . . . . . . . . . . . . . . . 84
     9.12  Lines of Business.. . . . . . . . . . . . . . . . . 84
     9.13  Transactions with Affiliates. . . . . . . . . . . . 84
     9.14  Restrictive Agreements. . . . . . . . . . . . . . . 85

     9.15  Use of Proceeds.. . . . . . . . . . . . . . . . . . 85
     9.16  Ownership of Subsidiaries.. . . . . . . . . . . . . 85
     9.17  Modifications of Certain Documents. . . . . . . . . 86
     9.18  Further Assurances. . . . . . . . . . . . . . . . . 86
     9.19  Environmental Compliance. . . . . . . . . . . . . . 86
     9.20  Qualified Ground Leases.. . . . . . . . . . . . . . 87
     9.21  Qualified Leases. . . . . . . . . . . . . . . . . . 87
     9.22  Real Estate Properties. . . . . . . . . . . . . . . 88
     9.23  Borrowing Base Properties; Additional Subsidiary
             Guarantors. . . . . . . . . . . . . . . . . . . . 88
Section 10.  Events of Default.. . . . . . . . . . . . . . . . 89
Section 11.  The Administrative Agent. . . . . . . . . . . . . 93
     11.01  Appointment, Powers and Immunities.. . . . . . . . 93
     11.02  Reliance by Administrative Agent.. . . . . . . . . 94
     11.03  Defaults.. . . . . . . . . . . . . . . . . . . . . 94
     11.04  Rights as a Lender.. . . . . . . . . . . . . . . . 94
     11.05  Indemnification. . . . . . . . . . . . . . . . . . 95
     11.06  Non-Reliance on Administrative Agent and Other
             Lenders.. . . . . . . . . . . . . . . . . . . . . 95
     11.07  Failure to Act.. . . . . . . . . . . . . . . . . . 96
     11.08  Resignation or Removal of Administrative Agent.. . 96
Section 12.  Miscellaneous.. . . . . . . . . . . . . . . . . . 97
     12.01  Notices. . . . . . . . . . . . . . . . . . . . . . 97
     12.02  Waiver.. . . . . . . . . . . . . . . . . . . . . . 97
     12.03  Amendments, Etc. . . . . . . . . . . . . . . . . . 97
     12.04  Expenses, Etc. . . . . . . . . . . . . . . . . . . 98
     12.05  Successors and Assigns.. . . . . . . . . . . . . . 99
     12.06  Assignments and Participations.. . . . . . . . . . 99
     12.07  Survival.. . . . . . . . . . . . . . . . . . . . .101
     12.08  Counterparts.. . . . . . . . . . . . . . . . . . .102
     12.09  Governing Law; Submission to Jurisdiction. . . . .102
     12.10  WAIVER OF JURY TRIAL.. . . . . . . . . . . . . . .103
     12.11  Captions.. . . . . . . . . . . . . . . . . . . . .103
     12.12  Treatment of Certain Information;
             Confidentiality.. . . . . . . . . . . . . . . . .103
     12.13  Co-Arrangers.. . . . . . . . . . . . . . . . . . .104
     12.14  Interest Rate Limitation.. . . . . . . . . . . . .105

     12.15  Construction of Documents. . . . . . . . . . . . .105


SCHEDULE I     -    Material Agreements
SCHEDULE II    -    Litigation and Environmental Matters
SCHEDULE III   -    Subsidiaries and Investments
SCHEDULE IV    -    Initial Eligible Properties
SCHEDULE V     -    Optional Eligible Properties
SCHEDULE VI    -    Qualified Ground Lease Requirements
SCHEDULE VII   -    List of Environmental Reports
SCHEDULE VIII  -    List of Title Policies and Commitments

EXHIBIT A   - Form of Note
EXHIBIT B   - Form of Borrowing Base Certificate
EXHIBIT C   - Form of Opinion of Counsel to the Obligors
EXHIBIT D   - Form of Opinion of Special New York
                Counsel to the Obligors
EXHIBIT E   - Form of Qualified Lease
EXHIBIT F   - Form of Qualified Lease Guaranty
EXHIBIT G-1   - Form of Opinion of Counsel to the
              Obligors with respect to Qualified Leases
EXHIBIT G-2   - Form of Opinion of Counsel to Lessees
              and Guarantors with respect to Qualified
              Leases
EXHIBIT H   - Form of Tax and Securities Law Opinion
EXHIBIT I   - Form of Ground Lessor Estoppel
EXHIBIT J   - Form of Estoppel for Lessee under a
              Qualified Lease
EXHIBIT K   - Form of Estoppel for a Guarantor of a
              Qualified Lease
EXHIBIT L   - Form of AMC Estoppel (Right of First
              Refusal)
EXHIBIT M   - Form of AMCE Subsidiary Estoppel (Option
              Agreements)
EXHIBIT N   - Form of Assignment and Acceptance
EXHIBIT O   - Form of Notice of Borrowing
EXHIBIT P   - Form of Interest Election Request
EXHIBIT Q   - Form of Local Counsel Opinion
EXHIBIT R   - Form of Guarantee Assumption Agreement

          CREDIT AGREEMENT dated as of March 2, 1998, between:
ENTERTAINMENT PROPERTIES TRUST, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to
Section 9.23 (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) (individually, a "Lender" and, collectively, the "Lenders"); and THE BANK OF NEW YORK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Borrower and the Subsidiary Guarantors are engaged as an integrated group in businesses related to the Permitted Uses (as hereinafter defined). The integrated operation requires financing on such a basis that credit supplied to the Borrower be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested that the Lenders extend credit to the Borrower (to be made available by the Borrower to the Subsidiary Guarantors) in an aggregate principal or face amount not exceeding $200,000,000 to finance the operations of the Obligors for the Permitted Uses.

          To induce the Lenders to extend such credit, the Obligors, the Lenders and the Administrative Agent propose to enter into this Agreement, pursuant to which the Lenders will make loans to, and issue letters of credit for the account of, the Borrower, and each Subsidiary Guarantor will guarantee the credit so extended to the Borrower. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Borrower, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

          The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing,
(a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Borrower shall be Affiliates.

          "AMC" means American Multi-Cinema, Inc., a Missouri corporation, and its Subsidiaries.

          "AMC Change in Control" means:

          (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of AMC to any Person or group (within the meaning of the Securities Exchange Act of 1934 and the SEC Rules and Regulations thereunder as in effect on the Effective Date) of Persons acting in concert as a partnership or other "group" with the effect that AMCE is the beneficial owner (within the meaning of the Securities Exchange Act of 1934 as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the resulting, surviving or transferee Person or Persons;

           (b) the merger or consolidation of AMC with or into another corporation with the effect that AMCE is the beneficial owner (within the meaning of the Securities Exchange Act of 1934 as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the surviving corporation of such merger or the corporation resulting from such consolidation (other than a merger of AMC with AMCE);

          (c) the replacement of a majority of the Board of Directors of AMC, over a two-year period, from the directors who constituted the Board of Directors of AMC (or replacement directors approved by the Board of Directors of
     AMC), as constituted at the beginning of such period; or

          (d) a Person or group of Persons other than AMCE shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of Voting Stock of AMC (on a fully-diluted basis) having 33-1/3% of the votes eligible to be cast on any matter by such Voting Stock.

          "AMCE" means AMC Entertainment Inc., a Delaware corporation.

          "AMCE Change in Control" means:

          (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of AMCE to any Person or group (within the meaning of the Securities Exchange Act of 1934 and the SEC Rules and Regulations thereunder as in effect on the Effective Date) of Persons acting in concert as a partnership or other "group" with the effect that the Durwood Interests are the beneficial owners (within the meaning of the Securities Exchange Act of 1934 as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the resulting, surviving or transferee Person or Persons;

          (b) the merger or consolidation of AMCE with or into another corporation with the effect that the Durwood Interests are the beneficial owners (within the meaning of the Securities Exchange Act of 1934 as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the surviving corporation of such merger or the corporation resulting from such consolidation;

          (c) the replacement of a majority of the Board of Directors of AMCE, over a two-year period, from the directors who constituted the Board of Directors of AMCE (or replacement directors approved by the Board of Directors of
     AMCE), as constituted at the beginning of such period; or

          (d) a Person or group of Persons other than the Durwood Interests shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of Voting Stock of AMCE (on a fully-diluted basis) having 33-1/3% of the votes eligible to be cast on any matter by such Voting Stock.

It is understood that, for purposes of determining votes eligible to be cast by any Voting Stock of AMCE, in all matters in which AMCE's Class B Stock, par value $0.66-2/3 per share ("Class B Stock"), and Common Stock, par value $0.66-2/3 per share ("Common Stock"), are entitled to vote together as a single class, on the date hereof each outstanding share of Common Stock has one vote and each outstanding share of Class B Stock has ten votes.

          "AMCE Lease Guaranty" means a guaranty in the form of Exhibit F duly executed and delivered by AMCE to the applicable Obligor with respect to AMC's obligations for the initial term under a Qualified AMC Lease, as the same may be amended, modified or supplemented in accordance with the terms of this Agreement (any material changes to such form requiring the prior approval of the Majority Lenders).

          "AMCE Subsidiaries" means, collectively, the AMCE
Subsidiaries that are parties to the Option Agreements.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" means, with respect to any Base
Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, during any Interest Accrual Period (as defined below), the rate per annum set forth below under the caption "Base Rate Margin", "Eurodollar Margin" or "Commitment Fee Rate", respectively, based on the Total Leverage Ratio for such Interest Accrual Period:

Total Leverage      Base Rate      Eurodollar     Commitment
Ratio:              Loan Margin    Loan Margin     Fee Rate
>40%                  0.200%          1.450%         0.25%
>25% to <40%          0.100%          1.350%         0.25%
<25%                  0.000%          1.250%         0.20%

          Notwithstanding the foregoing, in the event the Borrower obtains an investment grade rating from either S&P or Moody's, (a) the Applicable Margins for Base Rate Loans and Eurodollar Loans will be reduced by 0.25% (but not below 0) and
(b) the commitment fee rate will be reduced to 0.175%.

          For purposes hereof, an "Interest Accrual Period" means
(i) initially, the period commencing on the Effective Date to but not including the Quarterly Date falling on or nearest to March 31, 1998, and (ii) thereafter, the period commencing on a Quarterly Date to but not including the immediately following Quarterly Date. The Total Leverage Ratio for the initial Interest Accrual Period shall be determined on the basis of the certificate of a Financial Officer of the Borrower delivered pursuant to Section 7.01(h). The Total Leverage Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of a Financial Officer of the Borrower setting forth a calculation of the Total Leverage Ratio as at the last day of the fiscal quarter immediately preceding such Interest Accrual Period (i.e., the Total Leverage Ratio for the Interest Accrual Period commencing April 1, 1998 shall be determined on the basis of the Total Leverage Ratio as at March 31, 1998, the Total Leverage Ratio for the Interest Accrual Period commencing July 1, 1998 shall be determined on the basis of the Total Leverage Ratio as at June 30, 1998, and so forth), each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin for Base Rate Loans, Eurodollar Loans and commitment fees shall be the highest rate per annum provided for above (i.e., 0.200% with respect to Base Rate Loans, 1.450% with respect to Eurodollar Loans and 0.25% with respect to commitment fees) (A) during any period when an Event of Default shall have occurred and be continuing, including the determination of the Post-Default Rate, or (B) if a certificate of a Financial Officer of the Borrower shall not be delivered as provided above prior to the beginning of any Interest Accrual Period, for such period commencing on the first day of such Interest Accrual Period and ending on the date of delivery of such certificate.

          "1933 Act" means the Securities Act of 1933, as amended.

          "Arranger" means BNY Capital Markets, Inc. in such capacity.

          "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit N hereto, duly executed by the parties thereto, and consented to by the Borrower, the Administrative Agent and the Issuing Lender to the extent required under section 12.06(b).

          "Bankruptcy Code" means the Federal Bankruptcy Code of
1978, as amended from time to time.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day or (b) the Federal Funds Rate for such day plus 1/2 of 1%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

          "Basic Documents" means, collectively, the Loan
Documents, the Option Agreements, the Right of First Refusal
Agreement, any Qualified Lease and any AMCE Lease Guaranty relating to a Qualified Lease.

          "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "BNY" means The Bank of New York.

          "Borrowing Base" means, at any time, the then current
Borrowing Base Properties.

          "Borrowing Base Certificate" means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

          "Borrowing Base Properties" means, as of any date of determination, Eligible Properties which become Borrowing Base Properties pursuant to Section 7.03 and which, thereafter, (a) continue to satisfy, in all material respects, all of the conditions contained in the definition of an Eligible Property or
(b) are not subject to (i) a Qualified Lease under which an event of default (or default for which any Obligor (having knowledge thereof) has failed to give any notice required as a condition precedent to causing such default to be an event of default) shall have occurred and be continuing or (ii) a related lease guaranty under which a default shall have occurred and be continuing or (iii) a casualty or condemnation (or other taking) which releases the applicable lessee from any obligation to (A) pay rent (other than an abatement during the applicable repair/restoration period or a partial abatement of rent as the result of a partial condemnation or taking which does not result in the termination of the applicable Qualified Lease or (B) otherwise comply with the terms of its respective lease; provided, however, in the case of clause (A), Net Operating Income used in determining the Borrowing Base Value shall be adjusted to reflect any such rent abatement or reduction. The Borrower, subject to the terms and conditions of this Agreement, will be permitted, from time to time, to identify Eligible Properties to add or remove from the Borrowing Base, provided that such addition or removal does not otherwise create a Default under this Agreement. As of the date of this Agreement the Borrowing Base Properties consist of the Initial Borrowing Base Properties.

          "Borrowing Base Leverage Ratio" means, at any time, the ratio of (a) the portion of Total Indebtedness which is unsecured by any Lien to (b) the Borrowing Base Value.

          "Borrowing Base Value" means, for Borrowing Base Properties as of the test date, the aggregate Net Operating Income for such Borrowing Base Properties on the test date divided by a capitalization rate of 10.75%; provided, however, (a) the Borrowing Base Value of any Eligible Property for which the lessee or its lease guarantor has a consolidated net worth less than $25,000,000 shall equal the Net Operating Income of such property divided by a capitalization rate of 12.5%, (b) no more than 15% of the Borrowing Base Value may be ascribed to the value of any single Eligible Property and (c) the Borrowing Base Value shall be reduced by an amount equal to the amount, if any, by which (i) the aggregate costs (as determined by the Administrative Agent in its reasonable opinion) to remediate all existing Environmental Defects with respect to Eligible Properties then in the Borrowing Base exceeds $5,000,000 and (ii) the aggregate cost (as determined by the Administrative Agent in its reasonable opinion) to fix all existing Structural Defects with respect to Borrowing Base Properties exceeds $5,000,000.

          "Buildings" means, individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate Properties.

          "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks are authorized or required to close in New York City and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, a day on which dealings in Dollar deposits are not carried out in the London interbank market.

          "Capital Improvement Reserve" means, with respect to a Borrowing Base Property, an amount equal to the product obtained by multiplying (a) the aggregate rental income and other income from the operation of such Borrowing Base Property for the most recently completed fiscal quarter by (b) 0% during the first two years of operation of such Borrowing Base Property, 0.75% during the third through seventh years of operation of such Borrowing Base Property, 1.00% during the eight through twelfth years of operation of such Borrowing Base Property and 1.50% at any time after the completion of the twelfth year of operation of such Borrowing Base Property.

          "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash or Cash Equivalents" means (a) unrestricted cash (excluding, without limitation, until forfeited or otherwise entitled to be retained by the Borrower or any of its Subsidiaries, tenant security or other restricted deposits) or
(b) any unrestricted investment (valued at fair market value) which qualifies as a Permitted Investment. For the purposes hereof, the term "unrestricted" means the specified asset is not subject to any Liens in favor of any Person.

          "Change in Control" means, with respect to any Person
(other than AMC or AMCE), (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the SEC Rules and Regulations thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock (or equivalent equity interest) of any such Person; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors or trustees (or equivalent body) of such Person by Persons who were neither
(i) nominated by the board of directors or trustees (or equivalent body) of such Person nor (ii) appointed by directors or trustees (or equivalent parties) so nominated; or (c) the acquisition of direct or indirect Control of such Person by any Person or group.

          "CLIP" means Clip Funding, Limited Partnership, a
Delaware limited partnership.

          "Co-Arrangers" means, collectively, the Syndication
Agents and the Documentation Agents.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commission" means the Securities and Exchange
Commission.

          "Commitment" means, as to each Lender, the obligation of such Lender to make Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04). The original aggregate principal amount of the Commitments is $200,000,000.

          "Commitment Percentage" means, with respect to any Lender, the ratio of (a) the amount of the Commitment of such Lender to (b) the aggregate amount of the Commitments of all of the Lenders.

          "Commitment Termination Date" means March 1, 2001.

          "Conforming Assets" means, collectively, Real Estate
Properties that are used for any of the Permitted Uses.

          "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.09 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

          "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one
Applicable Lending Office to another.

          "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
(a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations), but excluding optional prepayments made during such period plus (b) all Interest Expense for such period.

          "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Development Costs" means all construction, development and/or acquisition costs of Real Estate Properties Under Construction, provided that for Real Estate Properties Under Construction owned by any Partially-Owned Entity, the Development Costs of such Real Estate Property Under Construction shall only be the Borrower's pro rata share of the Development Costs of such Real Estate Property Under Construction (based on the greater of
(a) the Borrower's percentage equity interest in such Partially-Owned Entity or (b) the Borrower's obligation to provide funds to such Partially-Owned Entity in connection with such Development Costs.

          "Disqualifying Condition" means, with respect to any Real Estate Property (a) any Structural Defects which would cost, in the aggregate, in excess of $1,000,000 to fix or (b) any Environmental Defects which would cost, in the aggregate, in excess of $1,000,000 to remediate, the amount of any such Structural Defects or Environmental Defects to be determined by the Administrative Agent in its reasonable opinion.

          "Documentation Agents" means, collectively, The Bank of
Nova Scotia, New York Agency, and Goldman Sachs Mortgage Company in such capacities.

          "Dollars" and "$" means lawful money of the United
States of America.

          "Durwood Interests" means (i) Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Durwood Family") and any Affiliate of any member of the Durwood Family, (ii) Stanley H. Durwood's estate, or any trust established by Stanley H. Durwood, during any period of administration prior to the distribution of assets to beneficiaries who are Persons described in clause (iii) below,
(iii) any trust which is solely for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or solely for the benefit of one or more charitable organizations or solely for the benefit of a combination of members of the Durwood Family and one or more charitable organizations and (iv) any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of AMCE or any Subsidiary or any Person holding securities of AMCE for or pursuant to the terms of any such employee benefit plan;
provided, that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or Lien on any securities of AMCE held by any Person listed in this clause (iv), then such securities shall no longer be deemed to be held by Durwood Interests.

          "EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
(a) Net Operating Income from Real Estate Properties (calculated before taxes, Interest Expense, extraordinary and unusual items) for such period, plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period, minus (c) all gains (or plus all losses) attributable to the sale or other disposition of Properties or debt restructurings in such period and minus (d) selling, general and administrative expenses and other overhead expenses.

          "Effective Date" means the date on which all of the conditions specified in Section 7.01 are satisfied or waived.

          "Eligible Properties" means, as at any date, those Real
Estate Properties located in the United States of America that meet each of the following criteria:

     (a) Are wholly-owned by the Borrower or its Subsidiaries or leased by the Borrower or its Subsidiaries pursuant to a Qualified Ground Lease to the Borrower or its Subsidiaries, or owned or leased (pursuant to a Qualified Ground Lease) in joint ventures in which the Borrower (i) has at least a 50% equity interest, (ii) is the managing general partner or equivalent and (iii) has the ability to encumber such Real Estate Property;

     (b) Are leased to (i) AMC pursuant to a Qualified AMC Lease or (ii) another third party pursuant to a Qualified
          Third Party Lease and otherwise reasonably acceptable to the Administrative Agent;

     (c) Improvements required under the applicable Qualified AMC Lease or Qualified Third Party Lease are completed (as evidenced by a building certificate of occupancy , except in the case of the Initial Eligible Property named Promenade 16) and operating free of material construction or structural renovation;

     (d)  There are no associated title defects, Liens, springing
          Liens or negative pledges, other than Permitted Liens;

     (e)  Are not subject to any Disqualifying Condition;

     (f)  The property will be used for a Permitted Use;

     (g) Are in compliance with all laws, regulations and orders of any Governmental Authority or regulatory authority or agency applicable to it, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

     (h)  For which the Borrower has provided the Administrative
          Agent with historical or, if applicable, pro forma, operating information in form, scope and substance reasonably satisfactory to Agent.

          "Engineering Report" means, as to each Initial Eligible Property, Optional Eligible Property and any other Eligible Property proposed to be included in the Borrowing Base, (a) a property condition report prepared by a firm of licensed engineers or (b) other evidence satisfactory to the Administrative Agent, in either case addressing the engineering and structural condition of the Buildings in question.

          "Environmental Claim" means, with respect to any Person, any written claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental

Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Defect" means (a) any Release or threatened Release, (b) any material violation of Environmental
Laws or (c) any Environmental Claim.

          "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment in connection with emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Environmental Report" means, as to each Initial Eligible Property, Optional Eligible Property and any other Eligible Property proposed to be included in the Borrowing Base, an environmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances), such environmental survey and assessment to be based upon physical on-site inspections by such firm, as well as a historical review of the uses of such sites and facilities. For purposes of this Agreement, the Environmental Reports listed on Schedule VII are deemed acceptable by the Administrative Agent and the Lenders.

          "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations
(i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

          "ERISA Event" means any of the following events or conditions:

          (a)  any reportable event, as defined in
     Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
     Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
     Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
     Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

          (c)  the institution by the PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (d) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
     Section 4041A of ERISA;

          (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA
     Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

          (f) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

          "Eurodollar Base Rate" means, for any Interest Period for any Eurodollar Loan, the rate per annum appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period as the rate for Dollar deposits having a term comparable to such Interest Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Majority Lenders shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Majority Lenders, the Eurodollar Base Rate means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by BNY at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by BNY to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in the amount of the Eurodollar Loan to be made by BNY for such Interest Period.

          "Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar
Base Rate" in this Section 1.01.

          "Eurodollar Rate" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

          "Event of Default" has the meaning assigned to such term in Section 10.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to BNY on such Business Day on such transactions as determined by the Administrative Agent.

          "FFO" means, for the Borrower and its Subsidiaries on a consolidated basis, "funds from operations" as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect on the Effective Date and as amended from time to time, subject, however, to the provisions of Section 1.02(b).

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Total Fixed Charges for such fiscal quarter.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funds Available for Distribution" means, on a cash basis, FFO plus amortization and minus the aggregate amount of capital expenditures and principal payments on Indebtedness.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those that, in accordance with
Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

          "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit R by a Person that, pursuant to Section 9.23 is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

          "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. For purposes hereof, the "credit exposure" at any time of any Person under an Hedging Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as reasonably prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Hedging Agreement.

          "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
(d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;
(e) Capital Lease Obligations of such Person; (f) obligations of such Person in respect of transactions which are treated as financings under the Code; (g) Indebtedness of others Guaranteed by such Person; and (h) all obligations under or in respect of Hedging Agreements. The indebtedness of any Person shall also include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Parties" means, collectively, the
Administrative Agent, the Co-Arrangers, the Arranger and each Lender, and each of the foregoing parties' respective directors, officers, employees, attorneys, agents, successors and assigns.

          "Initial Borrowing Base Properties" means, collectively, (a) the Initial Eligible Properties (excluding the Initial Eligible Properties known as (i) First Colony 24 located in Houston, Texas, (ii) Oak View 24 located in Omaha, Nebraska and (iii) to the extent acquired after the Effective Date, the Initial Eligible Property known as South Barrington 30 located in Chicago, Illinois) and (b) the Optional Eligible Property known as Gulf Pointe 30 located in Houston, Texas.

          "Initial Eligible Properties" means, collectively, the Real Estate Properties listed on Schedule IV.

          "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Interest Expense for such fiscal quarter.

          "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized (excluding capitalized interest that is funded through a real estate construction loan provided by a third party financing source) during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period) minus (c) interest income.

          "Interest Period" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the requirements of the proviso set forth at the end of Section 2.01) ending on the numerically corresponding day in the first, second, third or sixth or (subject to availability) ninth or twelfth calendar month thereafter, as the Borrower may select as provided in
Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;
(ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition
(including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another
Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "IPO" means the initial public offering of shares in the Borrower pursuant to the Registration Statement.

          "Issuing Lender" means The Bank of New York, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

          "Letter of Credit" has the meaning assigned to such term in Section 2.03.

          "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" means, for each Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit issued, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Lender of their participation interests under Section 2.03.

          "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan Documents" means, collectively, this Agreement, the Notes and the Letter of Credit Documents.

          "Loans" has the meaning assigned to such term in
Section 2.01.

          "Majority Lenders" means Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U and X.

          "Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents to which an Obligor is a party, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment (following the expiration of any applicable grace period) of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Moody's" means Moody's Investors Services, Inc., and its successors.

          "Mortgages" means senior mortgage (or deed of trust) debt instruments in which the Borrower holds an interest and which are secured by developed real estate.

          "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Operating Income" means, for any Real Estate Property, as of any date (a) the aggregate rental income and other income from the operation of such Borrowing Base Property for the most recently completed fiscal quarter, multiplied by four minus (b) all expenses and other charges incurred in connection with the operation of such Real Estate Property, including any Capital Improvement Reserve applicable to such Real Estate Property for such quarter, multiplied by four; provided, however, the Net Operating Income of any Real Estate Property which is not wholly owned by the Borrower shall be included only to the extent of the Borrower's ownership interest in the market value of such Real Estate Property on a fully diluted basis in such Real Estate Property. In the absence of historical financial information for any Real Estate Property, pro forma financial information (determined based upon the terms of the applicable lease governing the lease of such Real Estate Property) shall be used for the first quarter in the first year of any applicable lease for such Real Estate Property.

          "Non-Conforming Assets" means, collectively, all of the Borrower's Properties other than Conforming Assets, including, without limitation, Mortgages.

          "Non-Conforming Assets Ratio" means, as at any date, the ratio of (a) the portion of Total Asset Value relating to Non-Conforming Assets to (b) Total Asset Value.

          "Non-Recourse" means, with reference to any obligation or liability, any obligations or liability for which the Borrower or any of its Subsidiaries, as obligor thereunder, is not liable or obligated other than as to the Borrower's, or any Subsidiary's, interest in a designated Real Estate Property or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

          "Non-Recourse Secured Leverage Ratio" means, at any date, the ratio of (a) the portion of Total Indebtedness which is secured by a Lien and Non-Recourse to the Borrower or its Subsidiaries to (b) the Total Asset Value at such time.

          "Notes" means the promissory notes provided for in
Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing" means the notice to be given by the Borrower to the Administrative Agent in respect of each borrowing of Loans, substantially in the form of Exhibit O, setting forth the Loans sought.

          "Option Agreements" means those certain Option
Agreements dated as of November 21, 1997 between Borrower and the AMCE Subsidiaries and/or CLIP, pursuant to which the Borrower has options to acquire from AMC any or all of the Optional Eligible
Properties.

          "Optional Eligible Properties" means, collectively, the Real Estate Properties listed on Schedule VI.

          "Partially-Owned Entity" means any Person in which the Borrower or its Subsidiaries owns an equity interest, but which is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" means: short-term investment grade instruments, interest-bearing bank accounts, certificates of deposit, money market securities, United States of America government securities or mortgage backed securities guaranteed by the United States of America, or any agency thereof, and any other Investments the income from which qualifies as "qualified temporary investment income" under the Code and the regulations thereunder.

          "Permitted Liens" has the meaning assigned to such term in Section 9.06.

          "Permitted Use" shall mean (a) megaplex movie theaters with predominantly stadium-style seating, (b) entertainment themed retail centers incorporating, megaplex theaters, restaurants, book and/or music superstores, interactive game centers, live entertainment venues and/or other specialty retail that is oriented to entertainment or leisure time activities, (c) integrated movie-going, dining and retail shopping complexes, and (d) any combination of the uses described in clauses (a), (b) and (c).

          "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government
(or any agency, instrumentality or political subdivision thereof).

          "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" means a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" shall be the greater of (i) 2% plus the interest rate for such Loan as provided in Section 3.02 or (ii) the rate provided for above in this definition.

          "Prime Rate" means the rate of interest from time to time announced by BNY at the Principal Office as its prime commercial lending rate.

          "Principal Office" means the principal office of BNY, located on the date hereof at One Wall Street, New York, New York
10286.

          "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Prospectus" means the form of final prospectus included in the Registration Statement at the time such registration statement became effective.

          "Qualified AMC Lease" means a duly executed and delivered triple net lease (as the same may be amended, modified and supplemented in accordance with the terms of this Agreement) from an Obligor to AMC for an Eligible Property which meets the following criteria:

     (a) Such lease contains the terms and conditions recited in Exhibit E, any material changes to such terms and conditions requiring the prior approval of the Majority
          Lenders;

     (b)  AMC's obligation under such lease for an Initial
          Eligible Property or an Optional Eligible Property shall be guaranteed by AMCE pursuant to an AMCE Lease
          Guaranty; and

     (c) Each lease for the Initial Eligible Properties and the Option Eligible Properties shall be cross-defaulted to each of the Qualified AMC Leases for the other Initial Eligible Properties and the Optional Eligible Properties; provided, however, such condition shall no longer be required (i) at any time after AMCE's senior debt obligations or corporate credit rating becomes rated investment grade by S&P or Moody's or (ii) during any period when AMC's rent payments under Qualified AMC Leases represent, in the aggregate, less than 50% of the Borrower's rental income in any fiscal quarter from Borrowing Base Properties.

          "Qualified Ground Lease" means a ground lease (as the same may be amended, modified and supplemented in accordance with the terms of this Agreement) which meets the requirements set forth on Schedule VI hereto, any material changes thereto to be approved by the Majority Lenders.

          "Qualified Lease" means a Qualified AMC Lease or a
Qualified Third Party Lease relating to a Borrowing Base
Property.

          "Qualified Third Party Lease" means a duly executed and delivered triple net lease (as the same may be amended, modified and supplemented in accordance with the terms of this Agreement) from an Obligor to a third party for an Eligible Property which meets the following criteria:

     (a) Such lease shall substantially contain the terms and conditions recited in Exhibit E, any material changes to such terms and conditions requiring the approval of the Majority Lenders;

     (b) The rent under such lease is based on a capitalization rate of not less than the lesser of (i) 9.5% or (ii) a rate equal to the Treasury Rate plus 3.5%, unless such lessee's senior debt obligations or corporate credit rating (or that of any guarantor of such lease) has an investment grade credit rating from S&P or Moody's; and

     (c) If the lessee's obligations under such lease are guaranteed and the credit rating or net worth of such guarantor is used by the Borrower to satisfy the requirements of (i) clause (a) of the definition of Borrowing Base Value, (ii) clause (b) of this definition, (iii) clause (c) of the definition of Total Market Value of Real Estate or (iv) Section 9.10(i), such guaranty shall contain substantially the terms and conditions recited in Exhibit F, any material changes to such terms and conditions requiring the approval of the Majority Lenders.

          "Quarterly Dates" means the last Business Day of March,
June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "Real Estate Properties" means the fixed and tangible properties consisting of land, buildings and/or other improvements owned or ground-leased by the Borrower, its Subsidiaries or a Partially-Owned Entity at the relevant time of reference thereto, including, without limitation, the Borrowing
Base Properties at such time of reference.

          "Real Estate Properties Under Construction" means any Real Estate Properties for which the Borrower or its Subsidiaries or any Partially-Owned Entity is actively pursuing construction of one or more Buildings or other improvements and for which construction is proceeding to completion without undue delay (any delay due to a force majeure event excepted) in order to obtain a certificate of occupancy (or equivalent governmental approval) with respect thereto upon completion of such construction work.

          "Recourse" means, with reference to any obligation or liability, any liability or obligation that is not Non-Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be "indirectly" liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor's liabilities or obligations (e.g., by reason of a guaranty or contribution obligations, by operation of law or by reason of such Person being a general partner of such obligor).

          "Registration Statement" means the registration statement on Form S-11 (File No. 333-35281) with respect to the Common Stock (as defined in such registration statement), prepared by the Borrower in conformity with the requirements of the 1933 Act and the SEC Rules and Regulations thereunder, at the time such registration statement became effective and, in the event any post-effective amendment thereto became effective, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement became effective as provided by Rule 430A of the SEC Rules and Regulations.

          "Regulations A, D, G, T, U and X" means, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" means, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "REIT" means a "real estate investment trust", as such term is defined in Section 856 of the Code.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Remediation" shall mean, without limitation, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to cure or mitigate any Release of any Hazardous Material, including investigation, study, site monitoring, sampling and testing, laboratory or other analysis, or evaluation necessary to such actions.

          "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower.

          "Right of First Refusal Agreement" means that certain AMCE Right to Purchase Agreement dated as of November 21, 1997 among Borrower and AMCE, pursuant to which the Borrower has a right of first refusal and first offer to acquire and lease to AMC any megaplex theatre and related entertainment property acquired or developed and owned (or ground leased) by AMCE or its Subsidiaries for a period of five years following the IPO.

          "Rule 430A Information" means information with respect to the Common Stock (as defined in the Registration Statement) and the offering thereof permitted to be omitted from the Registration Statement when it became effective pursuant to Rule
430A of the SEC Rules and Regulations.

          "SEC Rules and Regulations" means the rules and regulations of the Commission.

          "Structural Defect" means any material structural defect to the improvements located on the applicable Real Estate
Property.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, down REIT or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.

          "Syndication Agents" means, collectively, The Bank of
Nova Scotia, New York Agency, and Goldman Sachs Mortgage Company in such capacities.

          "Tangible Net Worth" means, as at any date, the tangible net worth of the Borrower and its Subsidiaries
(determined on a consolidated basis without duplication in accordance with GAAP).

          "Total Asset Value" means, as at any date, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  the aggregate amount of Cash or Cash Equivalents
     (less restricted cash); plus

          (b)  the amount of the Total Market Value of Real
     Estate; plus

          (c) the aggregate amount of Development Costs incurred and paid to date by the Borrower with respect to any Real Estate Properties which are Real Estate
            Properties under Construction on such date, subject, however, to Section 9.10(j); plus

          (d) the market value of Mortgages, subject, however, to Section 9.10(h).

          "Total Fixed Charges" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Debt Service for such period, (b) the amount of any Capital Improvement Reserves during such period and
(c) any preferred dividends paid during such period.

          "Total Indebtedness" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness (including, without limitation, the aggregate amount of Loans and Letter of Credit Liabilities under this Agreement) and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items, but excluding (i) dividends declared but not yet paid and
(ii) trade payables in the ordinary course of business so long as such trade payables are payable within 90 days of the date the respective goods are delivered or the respective services are rendered.

          "Total Leverage Ratio" means as of any date, at any time, the ratio of (a) Total Indebtedness to (b) the Total Asset
Value at such time.

          "Total Market Value of Real Estate" means, as of any date, (a) EBITDA for the Borrower's most recently completed fiscal quarter (less maintenance capital expenditures) multiplied by (b) four and divided by (c) a capitalization rate of 10.75%;
provided, however, all real properties that are leased to lessees whose consolidated net worth, or the consolidated net worth of their respective guarantors, is less than $25,000,000 shall be capitalized at a rate of 12.5%; and in the absence of historical financial information, proforma financial information shall be used for the first quarter in the first year of the applicable lease.

          "Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of United States Treasury obligations having maturities as close as possible to 10 years from the date an Eligible Property subject to a Qualified Third Party Lease is proposed by the Borrower as a Borrowing Base Property, such yield to be determined by the Administrative Agent on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Administrative Agent.

          "Type" has the meaning assigned to such term in
Section 1.03.

          "Unencumbered Total Asset Value Ratio" means, at any date, the ratio of (a) Total Asset Value of Real Estate
Properties not encumbered by a Lien (other than Permitted Liens) to (b) the Total Indebtedness which is unsecured by a Lien.

          "U.S. Person" means a citizen or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

          "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Voting Stock" of any Person means outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors.

          "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, down REIT or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  Accounting Terms and Determinations.

          (a) GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          (b) FFO. If the Borrower notifies the Administrative Agent that the definition of FFO has been amended by the Board of Governors of the National Association of Real Estate Investment Trusts after the date of this Agreement and that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in FFO or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in FFO or in the application thereof, then such provision shall be interpreted on the basis of FFO as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          1.03  Types of Loans.  Loans hereunder are
distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns,
(c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


          Section 2.  The Commitments, Loans, Notes and
Prepayments.

          2.01 Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, including, without limitation, those relating to the Borrowing Base, to make loans (each advance of such a loan being a "Loan" and collectively, "Loans") to the Borrower in Dollars during the period from and including the Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.09) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.09); provided that no more than five separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time; and provided, further, that prior to June 30, 1998, all Eurodollar Loans must have an Interest Period of one month's duration and be coterminous with the Interest Periods of all other Eurodollar Loans, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made, or Continued as or Converted into, a Base Rate Loan.

          2.02 Borrowings. The Borrower shall give the Administrative Agent a Notice of Borrowing of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m., New York City time, on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent as specified by the Administrative Agent, in immediately available funds, for the account of the Borrower.
The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with BNY at the Principal Office.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Borrower, in addition to the Loans provided for by Section 2.01, by the issuance by the Issuing Lender of standby letters of credit (collectively, "Letters of Credit") for the account of the Borrower or any of its Subsidiaries (as specified by the Borrower), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $15,000,000 and
(iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date twelve (12) months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) Notice of Issuance. The Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) Participation in Letters of Credit. On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c) Notice by Issuing Lender of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for the account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d)  Notice by the Borrower of Borrowing for
     Reimbursement. Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05.

          (e)  Payments by Lenders to Issuing Lender.  Each
     Lender (other than the Issuing Lender) shall pay to the Administrative Agent for the account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative
     Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent for the account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph
     (e), the financial condition of the Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for the account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing
     Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for the account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

          (f) Participations in Reimbursement Obligations. Upon the making of each payment by a Lender to the Issuing Lender pursuant to paragraph (e) of this Section 2.03 in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this
     Section 2.03). Upon receipt by the Issuing Lender from or for the account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for the account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this
     Section 2.03.

          (g) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans on the daily average undrawn face amount of such Letter of Credit issued for the period from and including the date of issuance of such Letter of Credit
     (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Borrower shall pay to the Administrative Agent for the account of the Issuing
     Lender a fronting fee in respect of each Letter of Credit in an amount equal to 0.125% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Information Provided by Issuing Lender to Lenders. Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) Conditions Precedent to Issuance. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with this Agreement and its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

          (j) Interest Payable to Issuing Lender by Lenders. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this

     Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k) Modifications and Supplements. The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form.

          (l) Replacement of Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.03(g). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and
     (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The Borrower hereby indemnifies and holds harmless each Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this
Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

          2.04  Changes of the Commitments.

          (a) Automatic Reduction of Commitments. The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b) Voluntary Reduction of Commitments. The Borrower shall have the right at any time or from time to time (i) so long as no Loans or Letter of Credit Liabilities are outstanding, to terminate the Commitments, and (ii) to reduce the aggregate unutilized amount of the Commitments (for which purpose utilization of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that
(x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 and (y) each partial reduction shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000.

          (c) No Reinstatement of Commitments. The Commitments once terminated or reduced may not be reinstated.

          2.05 Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Commitments) utilization of each Lender's Commitment), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the commitment fee rates set forth in the definition of Applicable Margin. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated (to the extent terminated in the case of a partial termination) and the Commitment Termination Date.

          2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's
Applicable Lending Office for Loans of such Type.

          2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other
Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Notes.

          (a) Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) Endorsement of Notes. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

          (c) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 12.06 (and, if requested by any Lender, the Borrower agrees to so exchange any Note, any such exchanged note to be dated as of the date of such exchange).

          2.09  Optional Prepayments and Conversions or
Continuations of Loans. Subject to Section 4.04, the Borrower shall have the right to prepay Loans, or to Convert Loans of one
Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Borrower shall give the Administrative
Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans unless the Borrower complies with the provisions of Section
5.05; and (c) any Conversion into or Continuation of Eurodollar
Loans shall be subject to the proviso set forth at the end of
Section 2.01.  There shall be no prepayment penalty for Base Rate
Loans, and no prepayment penalty for Eurodollar Loans except as provided in Sections 2.09(b) and 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar
Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

          2.10  Mandatory Prepayments.

          (a) Borrowing Base. The Borrower shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (b) of this Section 2.10) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Loans together with the outstanding Letter of Credit Liabilities shall not exceed 50% of the Borrowing Base Value, such amount to be applied, first, to Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

          (b) Cover for Letter of Credit Liabilities. In the event that the Borrower shall be required pursuant to this
Section 2.10, to provide cover for Letter of Credit Liabilities after prepayment of Loans in accordance with Section 2.10(a), the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent (as collateral security for the Letter of Credit Liabilities) until the earlier of (a) the aggregate amount of Loans and Letter of Credit Liabilities do not exceed 50% of Borrowing Base Value; or (b) such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full, and the Borrower hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in any funds so paid.


          Section 3.  Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date.

          3.02 Interest. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

          (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate

          (x) on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and

          (y) during any period when any Event of Default shall have occurred and for so long as such Event of Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that if interest becomes payable at the Post-Default Rate, such interest shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

          4.01  Payments.

          (a) Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account maintained by the Administrative Agent with BNY at the Principal Office, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Lenders May Set Off. Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (c) Application of Payments. The Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (d) Payments Received by the Administrative Agent. Except to the extent otherwise provided in the last sentence of
Section 2.03(e), each payment received by the Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) Extension to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders, each payment of commitment fee under Section 2.05 shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans;
(c) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 Computations. Interest on Loans, Reimbursement Obligations, commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g), excluding the last day) occurring in the period for which payable.

          4.04  Minimum Amounts.  Except for mandatory
prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount equal to (a) $1,000,000 or a larger multiple of $500,000 for Base Rate Loans and (b) $5,000,000 or a larger multiple of $1,000,000 for Eurodollar Loans (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). The foregoing multiples shall not apply to any prepayment of 100% of the outstanding Loans.

          4.05  Certain Notices.  Notices by the Borrower to the
Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m., New York City time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
               Notice                        Days Prior

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                              1

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such Notice of Borrowing, Conversion, Continuation or optional prepayment shall specify, as applicable, the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business
Day). Notices for Conversions and Continuations shall be in the form of Exhibit P. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent to but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance
Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.

          (a) Right of Set-off. Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid by the due date and the expiration of any applicable cure period (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) Sharing. If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Consent by the Borrower. The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Rights of Lenders; Bankruptcy. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) Costs of Making or Maintaining Eurodollar Loans. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Borrower under this paragraph (a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Costs Attributable to Regulatory Change or Risk-Based Capital Guidelines. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or Governmental Authority or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement of capital (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any Governmental Authority or supervisory authority, including the implementing at the national level of the Basle Accord, in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

          (c) Notification and Certification. Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this
Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and
(ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable
Lending Office located in the United States of America.  Each
Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan;

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b)  the Majority Lenders determine, which
     determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in
Section 5.01 or 5.03 that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Page 3750 of the Dow Jones Markets Service or other publicly available source as described in the definition of "Eurodollar Base Rate" in Section 1.01. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under
Section 5.01 (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority or supervisory authority, including the implementation at the national level of the Basle Accord, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative
Agent for the account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.

          (a) Gross-up for Deduction or Withholding of U.S. Taxes. The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will equal the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment otherwise due to any Lender hereunder if such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in
     Section 12.06(b)) and on the date of any change in the Applicable Lending Office of such Lender, required or entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans) (such Forms 1001 and 4224 being, collectively, the "Non-Withholding Forms"), or

          (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to (A) file any of the Non-Withholding Forms or (B) comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required or permitted by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this paragraph, (A) "Form 1001" means
Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America,
(B) "Form 4224" means Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America and (C) "Form W-8" means Form W-8 (Certificate of Foreign Status) of the Department of Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) The Borrower to Provide Evidence of Deduction, Withholding or Payment. Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) Delivery of Non-Withholding Forms. Each Foreign Lender shall deliver to the Borrower (with copies to the Administrative Agent) on or before the date hereof (or in the case of a Foreign Lender who became a Lender by way of assignment, on or before the date of the assignment) or at least five Business Days prior to the first date for any payment herewith to such Lender, and from time to time as required for renewal under applicable law, a Non-Withholding Form duly executed by such Lender. The Borrower shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to this Section 5.07(c).

          (d) Cooperation. Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by the Borrower pursuant to this Section 5.07. If the Borrower shall pay any such gross-up with respect to U.S. Taxes in relation to any Lender and such Lender shall receive a refund or tax credit with respect to all or a part of such payment, such Lender shall promptly pay the Borrower an amount equal to such refund or tax credit.

          5.08 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 5.01 or 5.03 (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Borrower, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Borrower that is satisfactory to the Administrative Agent and the Issuing Lender (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by the Borrower), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to
Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to
Section 5.01, 5.06 or 5.07 with respect to such Requesting
Lender's Loans is lower than that of the Requesting Lender.
Subject to the provisions of Section 12.06(b), such Proposed
Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements of the Borrower contained in Sections 5.01, 5.06, 5.07 and 12.04 hereof (without duplication of any payments made to such Requesting Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.


          Section 6.  Guarantee.

          6.01  The Guarantee.  Subject to the provisions of
Section 9.23 with respect to Removed Properties, the Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations").
The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii)  any of the acts mentioned in any of the
     provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii)  the maturity of any of the Guaranteed
     Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration
(or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of
Section 6.01.

          6.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

          6.07  Continuing Guarantee.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08 Rights of Contribution. The Subsidiary Guarantors and the Borrower hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor and the Borrower shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's or the Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor and the Borrower to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of (a)such Subsidiary Guarantor under the other provisions of this Section 6 and (b) the Borrower under the Loan Documents, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 6.08, (i) "Excess Funding
Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro
Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary
Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other
Subsidiary Guarantor that have been Guaranteed by such Subsidiary
Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Borrower and all of the Subsidiary
Guarantors exceeds the amount of all the debts and liabilities
(including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan
Documents) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and
(B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or
other law affecting the rights of cr    editors generally, if the
obligations of any Subsidiary Guarantor under Section 6.01 would otherwise, taking into account the provisions of Section 6.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions.

          7.01 Effective Date. The obligation of any Lender to make Loans and of the Issuing Lender to issue Letters of Credit are subject to (i) the satisfaction, immediately prior to or concurrent with the Effective Date of the following conditions precedent and (ii) the Administrative Agent having received the following documents, each of which shall be satisfactory to the Administrative Agent and the Co-Arrangers (and to the extent specified below, to each Lender) in form and substance:

          (a) Agreement. From each party to this Agreement, a duly executed counterpart of this Agreement.

          (b) Opinion of Counsel to the Obligors. An opinion, dated the Effective Date, of Stinson, Mag & Fizzell, counsel to the Obligors, substantially in the form of Exhibit C, and covering such other matters as the Administrative Agent and the Co-Arrangers may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c)  Tax and Securities Law Opinions.   Reliance
     letters, dated the Effective Date, of Sullivan & Cromwell and Ballard Spahr Andrews & Ingersoll, counsel to the Borrower, substantially in the forms of Exhibit H, and covering such other matters as the Administrative Agent and the Co-Arrangers may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (d)  Opinion of Special New York Counsel to the
     Obligors.  An opinion, dated the Effective Date, of Sullivan
     & Cromwell, special New York counsel to the Obligors, substantially in the form of Exhibit D (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders).

          (e) Organizational Documents. With respect to each of the Obligors, AMC, AMCE and the AMCE Subsidiaries, its declaration of trust or certificate of incorporation (or equivalent organizational document), as applicable, as filed with the Secretary of State in the respective jurisdiction of organization and in effect on the Effective Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to the Effective Date, together with a good standing certificate (or the equivalent thereof) for (i) each such entity from the applicable Secretary of State for the state in which it was organized, (ii) with respect to the Obligors, each state in which the respective Obligor owns or ground leases an Initial Eligible Property and, if available, an Optional Eligible Property and (iii) with respect to AMC, each state in which the Initial Eligible Properties and, if available, the Optional Eligible Properties are located.

          (f) Certified Resolutions, etc. A certificate of the secretary or assistant secretary of each Obligor dated the Effective Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Basic Documents, (ii) the declaration of trust, by-laws or equivalent organizational documents, as the case may be, as in effect on the Effective Date and (iii) the resolutions of the board of trustees, directors or members, as the case may be, of each Obligor approving and authorizing the execution, delivery and performance of all Loan Documents and the other Basic Documents executed by it.

          (g) Officer's Certificate. A certificate of the President or a Financial Officer of the Borrower, dated the Effective Date, confirming compliance with the conditions set forth in the lettered clauses (a) and (b) of the first sentence of Section 7.02.

          (h)  Borrowing Base Certificate.  A Borrowing Base
     Certificate, dated the Effective Date, evidencing compliance with the terms of this Agreement.

          (i) Notes. The Notes, duly completed and executed for each Lender.

          (j) Insurance. Certificates of insurance issued on behalf of the Borrower, or the tenant under any Qualified Lease, evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 9.04, such certificates to be in such form and contain such information as is specified in Section 9.04. In addition, the Borrower shall have delivered a certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (k) Equity Documents. A Financial Officer's certificate evidencing that (i) the IPO has been completed in accordance with the Registration Statement and the Prospectus, (ii) the Borrower shall have received net cash consideration after the payment of any transaction expenses) of not less than $250,000,000 representing proceeds of an aggregate of 13,680,000 shares of common stock of the Borrower and (iii) the operating management of the Borrower conforms to the description contained in the Prospectus.

          (l) Financial Statements. The Administrative Agent shall have received such financial statements of the Borrower (pro forma), AMC and AMCE as it shall deem necessary, in each case satisfactory to each Lender.

          (m)  Initial and Optional Eligible Properties.
     Evidence that the Initial Eligible Properties and the Optional Eligible Properties qualify as Eligible Properties, including, without limitation:

          (i) Engineering Reports. An Engineering Report with respect to each Initial Eligible Property and Optional Eligible Property in form and substance satisfactory to the Administrative Agent;

          (ii) Title Insurance Policies. Copies of the respective Obligor's (i) owner's title insurance policies with respect to each Initial Borrowing
               Base Property insuring that such Obligor has good and marketable fee or leasehold (pursuant to Qualified Ground Leases) title to the applicable land and Buildings located thereat and (ii) owner's title commitments with respect to the remaining Initial Eligible Property and each remaining Optional Eligible Property committing the applicable title insurance company to insure that such Obligor has good and marketable fee or leasehold (pursuant to Qualified Ground Leases) title to the applicable land and Buildings located thereat, in the case of both clause (i) and (ii), in form and substance satisfactory to the Administrative Agent;

          (iii) Environmental Reports. An Environmental Report (which may be an Environmental Report delivered to the Borrower by AMC) with respect to each Initial Eligible Property and Optional Eligible Property in form and substance satisfactory to the Administrative Agent;

          (iv) Qualified Ground Leases.  Copies (certified by a
               Financial Officer) of any Qualified Ground Leases with respect to the Initial Eligible Properties and the Optional Eligible Properties;

          (v) Qualified AMC Leases. With respect to each Initial Borrowing Base Property, a copy (certified by a Financial Officer) of the applicable Qualified AMC Lease and the AMCE Lease Guaranty from AMCE related thereto, in each case duly executed and delivered by the respective parties thereto, together with:

                    (A)  Certificates of the secretary or
                         assistant secretary of both AMC, AMCE
                         and the AMCE Subsidiaries dated the
                         Effective Date, certifying,
                         respectively, (1) the names and true
                         signatures of its incumbent officers
                         authorized to sign the applicable
                         Qualified AMC Leases, AMCE guaranties,
                         the Option Agreements and the Right of
                         First Refusal Agreement, (2) its
                         certificate of incorporation and its by-laws as in effect on the Effective Date and (3) the resolutions of its board of directors approving and authorizing, as applicable, the execution, delivery and performance of all Qualified AMC Leases, AMCE Guaranties, the Option Agreements and the Right of First Refusal Agreement executed by it;

                    (B) An opinion, dated the Effective Date, of Lathrop & Gage, counsel to AMC, AMCE and the AMCE Subsidiaries substantially in the form of Exhibit G-2, and covering such other matters as the Administrative Agent may reasonably request; and

                    (C) An opinion, dated the Effective Date, of local real estate counsel to the Borrower substantially in the form of Exhibit Q, and covering such other matters as the Administrative Agent may reasonably request;

          (vi) Certificates of Occupancy. Copies of certificates of occupancy (certified by a Financial Officer) covering each of the Initial Borrowing Base Properties (with the exception of the Initial Borrowing Base Property named Promenade 16); and

          (vii) Lease Financial Information. Pro forma rent information (certified by a Financial Officer) with respect to each Initial Borrowing Base Property, in form, scope and substance reasonably satisfactory to each of the Lenders.

          (n) Option and Right of First Offer. Copies (certified by a Financial Officer) of the Option Agreements and the Right of First Refusal Agreement duly executed and delivered by the Borrower, AMCE and the AMCE Subsidiaries, as applicable, and evidence satisfactory to the Administrative Agent that such agreements conform in all material respects with the descriptions of such agreements contained in the Prospectus.

          (o) Approvals. Evidence that all third party approvals necessary or in the reasonable discretion of the Administrative Agent advisable in connection with the IPO, the Loan Documents and the continuing operations of the Borrower and its Subsidiaries have been obtained and are in full force and effect.

          (p) Solvency. A certificate of a Financial Officer of the Borrower, to the effect that after giving effect to the borrowings hereunder, the IPO and the acquisition of the Initial Borrowing Base Properties, none of the Borrower and its Subsidiaries (on a consolidated basis) is insolvent or will be left with unreasonably small capital with which to engage in its business or will have incurred debts beyond its ability to pay such debts as they mature; provided, however, such certificate as it relates to the obligations of the Subsidiary Guarantors under Section 6 shall be based on such Subsidiary Guarantors' obligations on a consolidated basis taken as a whole and not individually.

          (q) Estoppels. Estoppels duly executed and delivered from (i) subject to any limitations contained in the applicable Qualified Ground Lease, any ground lessor with respect to an Initial Borrowing Base Property, (ii) AMC with respect to each Qualified AMC Lease for an Initial Borrowing Base Property in the form of Exhibit J, (iii) AMCE with respect to the AMCE Guaranties of each Qualified AMC Lease for each Initial Borrowing Base Property in the form of Exhibit K, (iv) AMCE with respect to the Right of First Refusal Agreement in the form of Exhibit L and (v) each of the AMCE Subsidiaries with respect to its respective Option Agreements in the form of Exhibit M.

          (r) Other Documents. Such other documents as the Administrative Agent or any Lender may reasonably request.

          The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to BNY, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to the Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing), and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the further satisfaction of the following conditions precedent (both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof), each of which shall be satisfactory to the Administrative Agent:

          (a) the representations and warranties made by the Obligors in Section 8 and by each Obligor in each of the other Loan Documents to which it is a party shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (b)  no Default shall have occurred and be continuing;

          (c) the Administrative Agent shall have received the notice required pursuant to (i) Section 2.03 in the case of a Letter of Credit and (ii) a Notice of Borrowing pursuant to Section 4.05 in the case of a requested Loan;

          (d) the Administrative Agent shall have received a completed Borrowing Base Certificate signed by a Financial Officer setting forth computations evidencing compliance with the covenants contained in Sections 9.08(f), 9.10 and
     9.22 after giving effect to such requested borrowing or issuance, amendment, renewal or extensions of such Letter of Credit (including, without limitation, a certification that, to the best knowledge of such Financial Officer, if the Borrowing Base Value were to be calculated through the date of the requested extension of credit rather than through the last day of the most recently completed month, the aggregate principal amount of the Loans together with the aggregate amount of all Letter of Credit Liabilities would not exceed 50% of the Borrowing Base Value as so calculated); and

          (e) the aggregate principal amount of the Loans together with the aggregate amount of all Letter of Credit
     Liabilities shall not exceed the 50% of Borrowing Base Value reflected on the Borrowing Base Certificate delivered in connection with such borrowing.

Each Notice of Borrowing or request for the issuance, amendment, renewal or extension of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in clauses (a), (b) and (e) in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, amendment, renewal or extension, as of the date of such borrowing or issuance).

          7.03 Addition of Eligible Properties to the Borrowing Base. The Borrower's right to cause any additional Eligible Properties to be added to the Borrowing Base is subject to the condition precedent that, at least ten (10) Business Days prior to such addition, the Administrative Agent has received a written request from the Borrower for such addition, together with evidence that the proposed Real Estate Property qualifies as an Eligible Property, including, without limitation, the following documents, all of which shall be reasonably satisfactory to the Administrative Agent:

          (a) Financial Officer's Certificate. A certificate of a Financial Officer certifying that such Eligible Property meets the requirements of an Eligible Property under this

     Agreement and containing a narrative description of the Eligible Property and its intended use.

          (b) Engineering Report. An Engineering Report indicating no Disqualifying Condition.

          (c) Title Insurance Policy. Copy of the Borrower's owner's title insurance policies with respect to such Real
     Estate Property.

          (d) Environmental Report. An Environmental Report indicating no Disqualifying Condition.

          (e) Qualified Ground Lease. To the extent applicable, a copy (certified by a Financial Officer) of any Qualified
     Ground Lease relating to such Real Estate Property.

          (f) Qualified Lease. A copy (certified by a Financial Officer) of the applicable (i) Qualified AMC Lease and any AMCE Lease Guaranty related thereto or (ii) Qualified Third Party Lease, together with any applicable lease guaranty, in each case duly executed and delivered by the respective parties thereto, together with:

          (i) Officer certificates for the Borrower, lessee and any guarantor certifying, respectively, (1) the names and true signatures of the parties to such leases and, if applicable, lease guaranty, (2) any lessee's (and, if applicable, guarantor's) organizational documents and (3) the required resolutions of the applicable Obligor, the lessee and any guarantor approving and authorizing their respective execution, delivery and performance of such lease and any applicable guaranty;

          (ii) Opinions of counsel to (A) the applicable Obligor substantially in the form of Exhibit G-1 and (B) the applicable lessee and any guarantor substantially covering as to such party the matters set forth in the form of Exhibit G-2, and, in each case, covering such other matters as the Administrative Agent may reasonably request; and

          (iii) An opinion of local real estate counsel to the Borrower and any other applicable Obligor substantially in the form of Exhibit Q, and covering such other matters as the Administrative Agent may reasonably request.

          (g) Certificates of Occupancy. Copy of a certificate of occupancy (certified by a Financial Officer) covering such Real Estate Property.

          (h) Financial Information. Pro forma rent information (certified by a Financial Officer) and, if applicable, historical operating financials for the applicable Real Estate Property (in each case certified by a Financial Officer to his/her best knowledge) with respect to such Real Estate Property; and, if the lessee is not AMC, financial and other credit history information with respect to such lessee and any applicable lease guarantor.

          (i) Estoppels. Estoppels duly executed and delivered from (i) any applicable ground lessor substantially in the form of Exhibit I, subject to such non-material changes as are approved by the Administrative Agent, (ii) the applicable lessee substantially in the form of Exhibit J and
     (iii) any guarantor substantially in the form of Exhibit K.

          (j) Organizational Documents. With respect to each of the applicable Obligor and AMC, if not previously delivered to the Administrative Agent on the Effective Date, a good standing certificate (or the equivalent thereof) for each state in which the additional Eligible Properties are located. In addition, if such additional Eligible Property is owned or ground leased by a Subsidiary, the following:

          (i) Its declaration of trust or certificate of incorporation (or equivalent organizational document), as applicable, as filed with the Secretary of State in the respective jurisdiction of organization and in effect as of such date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to delivery to the Administrative Agent, together with a good standing certificate (or the equivalent thereof) for such Subsidiary from the applicable Secretary of State for the state in which it was organized;

          (ii) Officer certificates for such Subsidiary certifying such Subsidiary's organizational documents; and

          (iii) Opinion of counsel to such Subsidiary substantially in the form of Exhibits C and D, and, in each case, covering such other matters as the Majority Lenders may reasonably request; provided, however, the provisions thereof shall be modified to address only such Obligor becoming a Subsidiary Guarantor pursuant to Section 9.23.

          (k) Guarantee Assumption Agreement. If applicable, a Guarantee Assumption Agreement duly executed and delivered by the applicable Subsidiary Guarantor, and the Borrower shall have otherwise complied with the provisions of Section 9.23.

          (l) Other Documents. Such other documents as the Majority Lenders may reasonably request.


          Section 8.  Representations and Warranties.  The
Borrower represents and warrants to the Administrative Agent and the Lenders that:

          8.01  Organization; Powers.

          (a) Borrower (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland; (ii) has all requisite real estate investment trust power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          (b) Each of the Borrower's Subsidiaries: (i) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          8.02 Authorization; Enforceability Each Obligor has all necessary real estate investment trust, corporate, partnership, limited liability company or other organizational, as applicable, power, authority and legal right, to execute, deliver and perform its obligations under each of the Basic
Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or other organizational, as applicable, action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents when executed and delivered (in the case of the Notes, for value) by such Obligor, as applicable, will constitute, each of their legal, valid and binding obligation, enforceable against each Obligor, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.03 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Basic Documents to which each is a party or for the legality, validity or enforceability hereof or thereof.

          8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the declaration of trust or by-laws (or equivalent organizational documents) of any Obligor or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of any Obligor pursuant to the terms of any such agreement or instrument.

          8.05 Financial Condition; No Material Adverse Change.

          (a) Financial Condition. The Borrower has heretofore furnished to the Administrative Agent (for delivery to each of the Lenders) (i) the pro forma balance sheet and audited balance sheet set forth in the Prospectus and (ii) its most recent financial statements. Such pro forma and audited balance sheets and statements are complete and correct and fairly present the unconsolidated pro forma and actual, as the case may be, financial condition of the Borrower as of the dates thereof. None of the Borrower and its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheets as at such date.

          (b) No Material Adverse Change-Borrower. Since November 18, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries from that set forth in the balance sheets and financial statements as at such date referred to in clause (a) of this
Section 8.05.

          8.06  Properties.

          (a) Property Generally. Each Obligor owns and has on the date hereof, and will own and have on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), good and marketable title or leasehold title (subject only to Permitted Liens) to its Properties, including, without limitation, good and marketable fee simple title or leasehold title (pursuant to a Qualified Ground Lease) to the respective Borrowing Base Properties, subject in each case only to Permitted Liens.

          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower intends to make a cease and desist demand on another Person which has indicated an intent to use the term "Entertainment Properties".

          (c)  Borrowing Base Properties.  Each Borrowing Base
Property satisfies the conditions contained in the definition of Borrowing Base Property.

          8.07 Litigation. Except as disclosed in Schedule II hereto, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect.

          8.08 Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.
Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower, its Subsidiaries and (to the best of the Borrower's knowledge) the Borrowing Base Properties are in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as set forth in Schedule II:

          (a) No Pending Environmental Matters. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority or other entity with respect to any alleged failure by the Borrower, any of its Subsidiaries or, to the best of the Borrower's knowledge, any lessee of a Real Estate Property to have any environmental permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or the Real Estate Properties leased by any such lessee, or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower, any of its Subsidiaries or any such lessee in connection with any Real Estate Property.

          (b)  No Permits Required; Certain Specific
     Representations. None of the Borrower, any of its Subsidiaries or, to the best of the Borrower's knowledge, any lessee of a Real Estate Property (in the case of such lessee with respect to such Real Estate Property only) owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute, and to the best of the Borrower's knowledge:

          (i) no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (iv) no Hazardous Materials have been Released by the Borrower, or to the best of the Borrower's knowledge, any other Person at, on or under any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

          (v) no Hazardous Materials have been otherwise Released by the Borrower or, to the best of the Borrower's knowledge, any other Person at, on or under any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

          (d) No Other Locations. No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule II.

          (e) No Notifications or Listings. No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and, to the best of the Borrower's knowledge, no site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f) No Liens or Restrictions. To the best of the Borrower's knowledge, no Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries and no Governmental Authority action has been taken or is in process that could subject any such site or facility to such Liens and none of the Borrower or any of its Subsidiaries has been required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g)  Full Disclosure.  All environmental
     investigations, studies, audits, tests, reviews or other analyses that are in the possession of the Borrower, any of its Subsidiaries or any of its Partially-Owned Entities in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries have been made available to the Lenders.

          8.09 Compliance with Laws and Agreements. Each of the Borrower, its Subsidiaries and the Borrowing Base Properties is in compliance with all laws, regulations and orders of any Governmental Authority or regulatory authority or agency applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          8.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          8.13 ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under
Section 9.02(c).

          8.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules, including, without limitation, the Prospectus, furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the Prospectus, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary contained herein, with respect to (a) materials, information or other matters contained in the Prospectus relating to AMC or AMCE, (b) any information furnished to the Lenders by AMC or AMCE, (c) any information furnished to the Borrower by AMC or AMCE and delivered by any Obligor to the Lenders and (d) any representations and warranties by AMC or AMCE contained in their respective estoppel certificates delivered to the Lenders, each Obligor only represents and warrants that it has received no information that would lead it to believe that any of such materials, repreentations and warranties is false or misleading in any material respect.

          8.15 Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          8.16  Material Agreements and Liens.

          (a) Material Agreements. Except for the transactions contemplated by this Agreement, Part A of Schedule I is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranteed by, the Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I.

          (b) Liens. Except for the transactions contemplated by this Agreement, Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of the Borrower outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective
Date) will be outstanding, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule I.

          8.17 Capitalization. The authorized capital stock of the Borrower will consist, on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), of an aggregate of 55,000,000 shares consisting of (i) 50,000,000 shares of common stock, par value $0.01 per share, of which, after giving effect to the transactions contemplated to occur on the Effective Date, 13,680,100 shares will be duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable and (ii) 5,000,000 shares of preferred stock, with terms to be established by the board of trustees of the Borrower, of which, after giving effect to the transactions contemplated to occur on the Effective Date, no shares will be issued and outstanding. As of the Effective
Date (after giving effect to the transactions contemplated to occur on or before the Effective Date and with the exception of incentive stock options or other options granted or to be granted to trustees, officers and employees of the Borrower), (x) there will be no outstanding Equity Rights with respect to the Borrower and (y) there will be no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor will there be any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries. Lenders acknowledge that cash bonuses payable to officers and employees of the Borrower, while discretionary, may be influenced by such factors, among others.

          8.18  Subsidiaries, Etc.

          (a) Subsidiaries. Set forth in Part A of Schedule III is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, (x) each of the Borrower and its Subsidiaries owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person not otherwise shown on Part A of Schedule III.

          (b) Investments. Set forth in Schedule III is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule III) held by the Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of
Schedule III, each of the Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens, all such Investments.

          (c)  Subsidiaries Not Subject to Certain Restrictions.
None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.14.

          8.19 REIT Status. The Borrower has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax year ended December 31, 1997 or from maintaining such qualification at all times during the term of the Loans.

          8.20  Real Estate Investment Trust Structure.  The
Borrower has heretofore delivered to the Administrative Agent true and complete copies of its declaration of trust and by-laws.


          8.21 Ground Leases. The Borrower has heretofore delivered to the Administrative Agent a true and complete copy of each Qualified Ground Lease which applies to any Borrowing Base Property and such Qualified Ground Lease has not been further amended, modified or terminated. Each Qualified Ground Lease is in full force and effect and the Borrower is not in default thereunder. To the best of the Borrower's knowledge, no ground lessor under a Qualified Ground Lease is in default under any material covenant or obligation set forth in any Qualified Ground Lease.

          8.22 Leases. Each Borrowing Base Property is subject to a Qualified Lease. Each Qualified Lease (including, without limitation, each applicable AMCE Guarantee or third party guaranty) applicable to a Borrowing Base Property is in full force and effect and there exists no default by the Borrower, or to the best of the Borrower's knowledge, AMC, AMCE, any lessee under a Qualified Third-Party Lease or any guarantor of a Qualified Third-Party Lease in connection with their respective obligations thereunder, nor any condition which, given notice or the passage of time, or both, would constitute a default or event of default by any of the Borrower, AMC, AMCE, any lessee under a Qualified Third-Party Lease or any guarantor of a Qualified Third-Party Lease, in connection with their respective obligations thereunder. Neither AMC nor any lessee under a Qualified Third-Party Lease has exercised any termination option under an AMC Lease or a Qualified Third-Party Lease, respectively.

          8.23 Option Agreements and Right of First Refusal Agreement. Each of the Option Agreements and the Right of First Refusal Agreement is in full force and effect and there exists no default by the Borrower, or to the best of the Borrower's knowledge, AMCE, any of the AMCE Subsidiaries or CLIP in connection with their respective obligations thereunder, nor any condition which, given notice or the passage of time, or both, would constitute a default or event of default by any of the Borrower, AMCE, any of the AMCE Subsidiaries or CLIP in connection with their respective obligations thereunder. The Borrower has not assigned any of its rights or interest in either the Option Agreements or the Right of First Refusal Agreement.

          8.24 Defaults. There is no Default by any Obligor or, to the best of the Borrower's knowledge, CLIP, AMC, AMCE or any of their Affiliates under this Agreement or any of the other
Basic Documents.

          8.25 Absence of Liens. Except for Permitted Liens, the Borrowing Base Properties are not subject to any Liens.

          8.26 No Materially Adverse Contracts, Etc.. Except as disclosed in the Prospectus, neither the Borrower nor any of its Subsidiaries is subject to any declaration of trust, charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have a Material Adverse Effect on the respective businesses, assets or financial conditions of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any Material Adverse Effect on the respective businesses of the Borrower or any of its Subsidiaries.

          8.27  Initial Public Offering Registration Statement.

     (a) The Registration Statement has been declared effective by the Commission. There has been delivered to the Administrative Agent copies of the Registration Statement, as amended, together with copies of each exhibit filed therewith.

     (b) The Commission has not issued any order preventing or suspending the use of the Prospectus, and the Prospectus has conformed in all material respects to the requirements of the 1933 Act and the SEC Rules and Regulations; and, as of its respective date, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, any representation with respect to the truth, accuracy or completeness of any information contained in the Registration Statement concerning AMC or AMCE is limited to a representation by the Borrower that it has received no information that would lead it to believe that any of such information is false or misleading in any material respect.

          8.28 Year 2000 Issues. The Borrower has reviewed its operations and those of its major commercial counterparties with a view to assessing whether its business will, in the receipt, transmission, processing, storage or other utilization of data, be vulnerable to a significant risk that the hardware or software used in its business will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates and time periods occurring prior to December 31, 1999. The Borrower has no reason to believe that a Material Adverse Effect with respect to it will result from such a year 2000 problem.

          Section 9. Covenants of the Borrower. The Borrower covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

          9.01  Financial Statements and Other Information.  The
Borrower shall deliver to the Administrative Agent and each of the Lenders:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of such consolidated statements and balance sheet of the Borrower, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Section 9.10, insofar as such Section relates to accounting matters, and (ii) in the case of such consolidating statements and balance sheets, by a certificate of a Financial Officer of the Borrower, which certificate shall state that such consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, unaudited consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, and such consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, statements of Net Operating Income and outstanding Indebtedness as at the end of such fiscal year and for the fiscal year then ended for the Borrower and each Real Estate Property (including, without limitation, each Borrowing Base Property), in each case certified by a Financial Officer as true and correct in all material respects;

          (d) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, unaudited statements of Net Operating Income and outstanding Indebtedness as at the end of such fiscal quarter and for the portion of the fiscal year then elapsed for the Borrower and each Real Estate Property (including, without limitation, each Borrowing Base Property), in each case certified by a Financial Officer as true and correct in all material respects;

          (e) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 9.01, a certificate of a Financial Officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.07, 9.08(f), 9.09, 9.10 and
     9.22 as of the end of the respective quarterly fiscal period or fiscal year;

          (f)  as soon as available and in any event within ten
     (10) Business Days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower, a Borrowing Base Certificate as at the last day of such accounting period;

          (g) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Commission (or any Governmental Authority substituted therefor) or any national securities exchange, including each , Form 8-K, Form 10-K and Form 10-Q filed with the Commission;

          (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (i) contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of the Borrower (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a Material Adverse Effect;

          (j) in the event that the Borrower becomes apprised that the definition of FFO has been revised by the Board of Governors of the National Association of Real Estate Investment Trusts, a report, certified by a Financial Officer, of the FFO of the Borrower based on the definition as in effect on the date of this Agreement and based on the definition as so revised;

          (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower, any of its Subsidiaries, the Real Estate Properties and any Partially-Owned Entity (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement and the other Loan Documents, as any Lender or the Administrative Agent may reasonably request; provided, however, the Borrower's obligation to deliver any information with respect to a lessee of any Real Estate Property shall be limited to the information which the Borrower or any other Obligor actually has in its possession; and

          (l) from time to time to the extent any of the Borrower's Real Estate Properties leased to third parties represents more than 10% of of Total Market Value of Real Estate, such financial information with respect to such lessee as any Lender or the Administrative Agent may reasonably request.

          9.02 Notices of Material Events. The Borrower will furnish the following to the Administrative Agent and each Lender in writing:

          (a) promptly after the Borrower knows or has reason to believe that any Default has occurred, notice of such Default;

          (b)  prompt notice of all legal or arbitral
     proceedings, and of all proceedings by or before any Governmental Authority or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting the Borrower, any of its Subsidiaries or the Borrowing Base Properties, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

          (c) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any ERISA Event has occurred or exists with respect to any Plan of Borrower, notice of the occurrence of such ERISA Event and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or an ERISA Affiliate with respect to such ERISA Event;

          (d) prompt notice of (i) any Environmental Defect with respect to a Borrowing Base Property, (ii) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower, any of its Subsidiaries or any Real Estate Property and (iii) any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than, in the case of clause (ii) or
     (iii), any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect, including, without limitation, copies of any related Environmental Report;

          (e) prompt notice of any Structural Defect which constitutes a Disqualifying Condition, including, without limitation, copies of any Engineering Reports related thereto;

          (f) prompt notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (g)  notice of any acquisition of a Real Estate
     Property by the Borrower or any of its Subsidiaries within 15 days after such acquisition; and, at the Administrative
     Agent's or any Lender's request, the Borrower shall deliver to the Administrative Agent and such requesting Lender, with respect to such Real Estate Property, a brief description and recent photograph, a rent roll summary, a pro forma and historic (if available) income statement and a summary of the key business terms of such acquisition.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          9.03  Existence, REIT Status, Etc.

          (a) The Borrower will, and will cause each of its Subsidiaries to:

          (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05);

          (ii) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (iii) pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which interest or penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; provided that the Borrower shall pay all such taxes, assessments, charges and levies being contested prior to the consummation of any proceedings to foreclose any Lien that may have attached as security therefor.

          (iv) maintain, or cause to be maintained, all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (v) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (vi) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          (b) The Borrower shall at all times maintain its status as a REIT and not take any action which could lead to its disqualification as a REIT.

          (c) The Borrower shall at all times continue to be listed on one of the major United States stock exchanges, including, without limitation NASDAQ.

          9.04 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies rated A- or better, with respect to risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. In addition, the Borrower shall maintain or cause its tenants to maintain with respect to each Borrowing Base Property the insurance at least equal to that specified in the form of Qualified Lease attached as Exhibit E. The Borrower shall, prior to the expiration of any insurance required hereunder, deliver to the Administrative Agent certificates of insurance evidencing the existence of all such insurance, such certificates to be in form and substance reasonably satisfactory to the Administrative Agent, it being agreed that such insurance and certificates may be maintained by the tenant under its applicable lease.

          9.05  Prohibition of Fundamental Changes.

          (a) The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Notwithstanding the foregoing provisions of this Section 9.05:

          (i) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving entity or (ii) any other such Subsidiary; provided that (A) if any such transaction shall be between a Subsidiary and a Wholly Owned
     Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity and (B) if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary
     Guarantor is not the continuing or surviving entity, then the continuing or surviving entity shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

          (ii) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower; provided that if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Borrower not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents; and

          (iii) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person in connection with the acquisition of Real Estate Properties if (i) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving entity and, in any other case, the surviving entity is a Subsidiary of the Borrower and
     (ii) after giving effect thereto no Default would exist hereunder, provided that prior to such merger or consolidation, the Borrower shall provide to the Administrative Agent a certificate signed by a Financial Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.08(f), 9.10 and 9.22, and certifying that no Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger or consolidation and all liabilities, fixed or contingent, pursuant thereto.

          (b) The Borrower will not, nor will it permit any of its Subsidiaries to, dispose of any Real Estate Properties in any single transaction having a sales price (net of any Indebtedness secured by a Lien on such Real Estate Properties, if any) in excess of $50,000,000 or grant a Lien to secure Indebtedness in any single transaction in an amount in excess of $25,000,000 unless, in each such event, the Borrower has provided to the Administrative Agent a certificate signed by a Financial Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.08(f), 9.10 and 9.22, and certifying that no Default has occurred and is continuing, or would occur and be continuing after giving effect to such proposed sale or Lien, taking into account any Loans to be prepaid from the proceeds of such transaction.

          9.06  Liens.

          (a) The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the Borrowing Base Properties, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

          (i) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (ii) carriers', warehousemen's, mechanics' (other than mechanic's liens shown in the title policies and title reports listed on Schedule VIII, which shall be deemed Permitted Liens), materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (k) of Section 10;

          (iii) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (iv) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto or other encumbrances listed in title reports approved by the Administrative Agent pursuant to Section 7.03 that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Qualified Leases permitted under the terms of this Agreement; and

          (vii) Qualified Ground Leases permitted under the terms of this Agreement.

          (b) The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its other Property, whether now owned or hereafter acquired, which would cause a Default hereunder.

          9.07 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Recourse Indebtedness (including (i) dividends declared but not yet paid, (ii) trade payables in the ordinary course of business so long as such trade payables are payable within 90 days after the date of the original invoice and (iii) equipment leases having rental of no more than $500,000 in the aggregate) which (i) is unsecured by a Lien and (ii) does not otherwise cause a Default under the terms of this Agreement; and

          (c) Non-Recourse Indebtedness which does not otherwise cause a Default under the terms of this Agreement.

Notwithstanding anything to the contrary contained herein, the Borrower will not, nor will it permit any of its Subsidiaries to, incur Indebtedness for borrowed money in any single transaction which exceeds $10,000,000 unless, in each such event, the Borrower has provided to the Administrative Agent a certificate signed by a Financial Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.08(f), 9.10 and 9.22 and certifying that no Default has occurred and is continuing, or would occur and be continuing after giving effect to such Indebtedness.

          9.08 Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule III;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries for Permitted Uses;

          (e) Subject to the provisions of Section 9.22, Investments in Real Estate Properties (including investments in down REIT's);

          (f) Provided no Event of Default shall have occurred and be continuing, Investments in connection with Mortgages, provided that (A) no more than 25% of the aggregate fair market value of the Obligors' Real Estate Properties and Mortgages held by the Obligors may be leased to, or made by, as applicable, the same Person (and such Person's Affiliates) (other than AMC) and (B) such Investment does not otherwise cause a Default hereunder; and

          (g)  Hedging Agreements required under Section 9.11.

          9.09 Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, as determined on an aggregate annual basis, declare or make any Restricted Payment
(a) in excess of (i) 95% of Funds Available for Distribution during the first year of this Agreement or (ii) 90% of Funds Available for Distribution in any year thereafter or (b) during any period when an Event of Default shall have occurred and be continuing; provided, however, that the Borrower may make Restricted Payments during such period when an Event of Default exists, or at any other time, to the extent required to maintain its status as a REIT. Notwithstanding the foregoing sentence, the Borrower's Subsidiaries may distribute up to 100% of FFO to the Borrower (or a pro rata portion thereof based on the Borrower's ownership interest in its respective Subsidiaries).

          9.10  Certain Financial Covenants.

          (a) Maximum Borrowing Base Leverage Ratio. As at the end of any fiscal quarter or any other date of measurement, the Borrower will not permit the Borrowing Base Leverage Ratio to exceed 50% at any time.

          (b) Maximum Total Leverage Ratio. As at the end of each fiscal quarter, the Total Leverage Ratio shall not exceed
50%.

          (c) Maximum Non-Recourse Secured Leverage Ratio. As at the end of each fiscal quarter, the Non-Recourse Secured
Leverage Ratio shall not exceed 15% at any time.

          (d) Minimum Unencumbered Total Asset Value Ratio. As at the end of each fiscal quarter, the Unencumbered Total Asset
Value Ratio shall not be less than 2.00 to 1.

          (e) Minimum Fixed Charges Ratio. As at the end of each fiscal quarter, the Fixed Charges Ratio shall not be less than 2.00 to 1.

          (f) Minimum Interest Coverage Ratio. As at the end of each fiscal quarter, the Interest Coverage Ratio shall not be less than 2.25 to 1.

          (g) Minimum Tangible Net Worth. As at the end of each fiscal quarter, the Borrower will not permit its Tangible Net Worth to be less than the sum of (i) 90% of its Tangible Net Worth as of the date of this Agreement plus (ii) 75% of the net proceeds of future equity offerings of the Borrower and its Subsidiaries.

          (h) Maximum Non-Conforming Assets Ratio. The Borrower will not permit the Non-Conforming Assets Ratio to exceed 10%.

          (i) Total Market Value of Real Estate. The Total Market Value of Real Estate which is attributable to Borrowing Base Properties leased to AMC for use as megaplex theaters shall not be less than 40% of the Total Market Value of Real Estate; and the Total Market Value of Real Estate which is attributable in the aggregate to (i) Borrowing Base Properties leased to AMC for use as megaplex theaters and (ii) Borrowing Base Properties leased to lessees for entertainment-related uses having a senior subordinated credit rating (or having guarantors satisfying such credit rating) equal to or better than B2/B from Moody's or the equivalent for S&P, for senior subordinated notes shall not be less than 50% of the Total Market Value of Real Estate.

          (j)  Development Costs.  The aggregate amount of
Development Costs shall not exceed 10% of the Total Market Value of Real Estate at any time.

          (k)  Undeveloped Land.  The fair market value of Real
Estate Properties that constitute undeveloped land or non-revenue producing pad sites shall not exceed an aggregate amount of $20,000,000 at any time.

          9.11 Hedging Agreements. The Borrower will from time to time within ninety (90) days of the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries, including, without limitation, any Loans under this Agreement enter into, and thereafter maintain in full force and effect, one or more Hedging Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrower (in a form and manner reasonably satisfactory to the Administrative Agent) to protect itself against interest rates exceeding 11% per annum as to a notional principal amount at least equal to fifty percent of the then Total Indebtedness for a period through the Commitment Termination Date so long as the weighted average lease rate of all leases for which the Borrower is the lessor is equal to or less than 13.5% per annum; provided, however, that if the weighted average lease rate of all leases for which the Borrower is the lessor is greater than 13.5% per annum, as demonstrated to the Administrative Agent with a certificate certified by a Financial Officer of the Borrower, the maximum interest rate that the Borrower and its Subsidiaries may pay in subsequent interest rate protection agreements will be the sum of (a) 11% per annum and (b) the amount by which the weighted average lease rate of all leases for which the Borrower is the lessor exceeds 13.5% per annum; provided, further, however, that the maximum interest rate payable with respect to Hedging Agreements may not exceed 15%.

          9.12 Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the businesses contemplated by the definition of Permitted Uses and Investments permitted under Section 9.08.

          9.13 Transactions with Affiliates. Except as expressly permitted by this Agreement or as described in the Prospectus, including the transactions with AMC and AMCE described herein or therein, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly:
(a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate, but excluding investments in Subsidiaries, acquisitions or dispositions of Property from or to its Subsidiaries or the obligation of Subsidiaries as lessors under Qualified Leases); provided that
(x) any Affiliate who is an individual may serve as a director, trustee, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the purchase and/or leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          9.14 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Properties, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          9.15 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder solely for (a) working capital purposes, (b) the acquisition, leasing, development and expansion of Real Estate Properties for Permitted Uses (including, without limitation, Development Costs; and such development and expansion uses shall be deemed Development Costs and be subject to Section 9.10(j)), (c) to finance the payment of fees, expenses, and other costs payable in connection with this Agreement, and (d) Investments (including Mortgages) permitted under Section 9.08 and uses ancillary to any of the foregoing, all of the foregoing subject, however, to the terms and conditions of this Agreement. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of Regulations G, T, U and X, the 1933 Act, the Securities Exchange Act of 1934 or the SEC Rules and Regulations.

          9.16  Ownership of Subsidiaries.

          (a) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries remains a Subsidiary.

          (b) Certain Restrictions. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.17 Modifications of Certain Documents. No Obligor will consent to any modification, supplement or waiver of any of the provisions of (a) any Basic Document or (b) its declaration of trust, by-laws or other charter documents if, in the case of this clause (b) such changes would adversely affect the Borrower's REIT status or otherwise materially and adversely affect any of the rights of the Administrative Agent and/or the Lenders under any Loan Document, without, in the case of either clause (a) or (b), the prior consent of the Administrative Agent
(with the authorization of the Majority Lenders) which shall not be unreasonably withheld or delayed. The Borrower shall not assign any of its rights or interest in any of the Option
Agreements or the Right of First Refusal Agreement.

          9.18 Further Assurances. Each Obligor will cooperate with the Administrative Agent and the Lenders and will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which either the Administrative Agent or the Majority Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents.

          9.19  Environmental Compliance.

          (a) The Obligors covenant and agree that (i) the uses and operations on or of the Real Estate Properties, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto, (ii) they shall use diligent efforts to enforce the provisions of each Qualified Lease relative to compliance with all applicable Environmental Laws and permits and
(iii) in the event that any Hazardous Materials are present on, under or emanate from the Real Estate Properties, or migrate onto or into the Real Estate Properties, the Borrower shall, if required by any Governmental Authority, cause (or use diligent efforts to cause the lessee under any Qualified Lease to cause) the Remediation of such Hazardous Materials, in accordance with applicable Environmental Laws.

          (b) If the Administrative Agent or any Lender has reasonable grounds to believe that an Environmental Defect has occurred with respect to any one or more of the Borrowing Base Properties which would cost in excess of $1,000,000 to remediate, whether or not a Default shall have occurred, the Administrative Agent may, from time to time, for the purpose of assessing and determining whether an Environmental Defect has in fact occurred, cause the Borrower to obtain one or more environmental assessments or audits of such Borrowing Base Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to
(i) evaluate or confirm (A) whether any Hazardous Materials are present in the soil or water at such Borrowing Base Property and
(B) whether the use and operation of such Borrowing Base Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and (ii) if and to the extent reasonable, appropriate and required pursuant to applicable Environmental Laws, the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Majority Lenders reasonably deem appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrower.

          9.20  Qualified Ground Leases.

          (a) The Obligors shall (i) pay or cause to be paid all rents, additional rents and other sums required to be paid by any Obligor, as tenant under and pursuant to the provisions of any Qualified Ground Lease related to a Borrowing Base Property on or before the date on which such rent or other charge becomes overdue, (ii) diligently perform and observe all of the terms, covenants and conditions of any such Qualified Ground Lease on the part of any Obligor, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, (iii) promptly notify the Administrative Agent of the giving of any notice by the landlord under any such Qualified Ground Lease to any Obligor of any default by such Obligor, as tenant thereunder, to be performed or observed and promptly deliver to the Administrative Agent a true copy of each such notice, (iv) take all necessary action to prevent the termination of any such Qualified Ground Lease and (v) enforce each material covenant or obligation of any such Qualified Ground Lease in accordance with its terms.

          (b) The Obligors shall not surrender the leasehold estate created by any Qualified Ground Lease relating to a Borrowing Base Property, or terminate or cancel such Qualified Ground Lease. The Obligors shall not, without the prior written consent of the Majority Lenders modify, change, supplement, alter or amend any such Qualified Ground Lease, in any respect, either orally or in writing, in any manner; provided, however, the Lenders shall not unreasonably withhold or delay their consent to any proposed modification, change, supplementation, alteration or amendment provided same does not in any manner adversely affect the Lenders or in any manner adversely impair the collateral value of the leasehold created by such Qualified Ground Lease.

          9.21  Qualified Leases.

          (a) Each Obligor shall (i) promptly perform and fulfill, or cause to be performed and fulfilled, each and every material term and provision of such Obligor's obligations under any Qualified Lease relating to a Borrowing Base Property, (ii) give to the Administrative Agent a duplicate notice of default of each default by any lessee under any such Qualified Lease, (iii) cause each Qualified Lease executed after the date hereof to require the lessee thereunder to agree to give to the Administrative Agent written notice of each and every notice of default given by such lessee to such Obligor under its respective Qualified Lease and (iv) enforce each material covenant or obligation of any such Qualified Lease in accordance with its terms.

          (b) The Obligors shall not (i) amend, extend, cancel, abridge, or otherwise modify, or accept surrender of, or renew, any Qualified Lease relating to a Borrowing Base Property, now existing or hereafter made, in such a manner as to cause same to be materially changed from the terms and conditions contained in Exhibit E without the consent of the Majority Lenders, which consent shall not be unreasonably withheld or delayed, (ii) assign, transfer, pledge, subordinate or mortgage any such Qualified Lease or any rent due thereunder, (iii) waive, excuse, release or condone any nonperformance of any covenant of any such Qualified Lease by any lessee thereunder or (iv) release any guarantor from its obligations under any guaranty of any such Qualified Lease; provided, however, clause (iv) shall apply to Qualified Third Party Leases only to the extent clause (c) of the definition of Qualified Third Party Lease is applicable.

          9.22 Real Estate Properties. Provided no Event of Default shall have occurred and be continuing, the Borrower may invest in connection with the acquisition, development and leasing of Real Estate Properties (including, without limitation, interests in Partially-Owned Entities), provided that (a) no more than 25% of the aggregate fair market value of the Obligors' Real Estate Properties and Mortgages held by the Obligors may be leased to or made by, as applicable, the same Person (other than AMC) or its Affiliates, (b) the population density with respect to such Real Estate Property shall not be less than 10,000 people per statistical metropolitan sampling area for each screen located at such Real Estate Property and (c) such investment does not otherwise cause a Default hereunder.

          9.23  Borrowing Base Properties; Additional Subsidiary
Guarantors.

          (a) If after the Effective Date, the Borrower desires to designate as a Borrowing Base Property a Real Estate Property that is owned by a Subsidiary, the Borrower shall, prior to such Real Estate Property becoming a Borrowing Base Property, comply
(i) with the requirements of Section 7.03 and (ii) cause such Subsidiary to:

          (A) become a "Subsidiary Guarantor" hereunder pursuant to a Guarantee Assumption Agreement, and

          (ii) deliver such proof of corporate action (or equivalent organizational action), incumbency of officers, opinions of counsel and other documents as is required pursuant to Section 7.03.

          (b) At any time and from time to time, but only for so long as no Default shall then exist, the Borrower may notify the Administrative Agent (each, a "Removal Notice") that one (1) or more Borrowing Base Properties are to be removed from the Borrowing Base. Such Removal Notice shall be given to the Administrative Agent at least seven (7) Business Days prior to the proposed removal date contained in the Release Notice and shall be accompanied by a Borrowing Base Certificate (completed and signed by a Financial Officer) evidencing the Borrower's continuing compliance with the provisions set forth in Sections 9.08(f), 9.10 and 9.22 after giving effect to the proposed release of the applicable Borrowing Base Properties. Upon the Borrower's compliance with the foregoing, (i) such Borrowing Base Properties (each, a "Removed Property") shall be removed from the Borrowing Base on the scheduled removal date contained in the Removal Notice and (ii) any Subsidiary Guarantor which was the owner or ground lessee of a Removed Property shall be released from its obligations under this Agreement; provided, however, that any such release of a Subsidiary Guarantor shall only be effective as to Guaranteed Obligations arising after the applicable removal date.


          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) the Borrower shall default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or

          (b) the Borrower shall default in the payment of any interest on any Loan, any fee or any other amount (other than an amount referred to in clause (a) of this Section 10) payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for more than 5 Business Days (but not beyond the Commitment Termination Date); or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Borrower or any of its Subsidiaries, or any certificate furnished by any Obligor, AMC or AMCE to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.02,
     9.03 (as to its legal existence and REIT status), 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14,
     9.15, 9.16, 9.17, 9.20(b), 9.21(b) or 9.22; or

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 10) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof to the Borrower by the Administrative
     Agent or any Lender (through the Administrative Agent); or

          (f) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,500,000 or more; or the Borrower or any of its Subsidiaries shall default in the payment when due of any amount aggregating $2,500,000 or more under any Hedging Agreement and, in either case, shall not have cured such default within the applicable grace period; or

          (g) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $2,500,000 or more of the Borrower or any of its Subsidiaries shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to require that it be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a higher level; or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,500,000 or more to become due; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or its affected Subsidiary, in any court of competent jurisdiction, seeking
     (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

          (i)  the Borrower or any of its Subsidiaries shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (j) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (k) a final judgment or judgments for the payment of money of $2,500,000 or more in the aggregate (exclusive of judgment amounts covered by insurance where the insurer has admitted or failed to deny liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof or the Borrower or the relevant Subsidiary shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (l) an event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (m) there shall have been asserted against the Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be covered by insurance or paid by other creditworthy Persons jointly and severally liable therefor); or

          (n) subject to the Borrower's right to remove Real Estate Properties from the Borrowing Base in accordance with the provisions set forth below in this Section 10, the failure of any of the Real Estate Properties being included as Borrowing Base Properties to comply with any of the conditions set forth in the definition of Borrowing Base Properties; or

          (o)  a Change in Control of any Obligor shall occur; or

          (p)  an AMC Change in Control  or AMCE Change in
     Control shall occur.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, the Administrative Agent may, and upon the request and authorization of the Majority Lenders shall with the approval of the Majority Lenders, by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be due and payable), the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (h) or (i) of this Section 10 with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit outstanding, which funds shall be held by the Administrative Agent as collateral security for the prompt payment in full when due of the Letter of Credit Liabilities, and the Borrower hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in any funds so paid.

          Notwithstanding anything to the contrary contained in this Section 10, in the event (A) a Default or an Event of Default arises as a result of the inclusion of any Real Estate Property in the Borrowing Base at any particular time of reference and (B) such Default or Event of Default is capable of being cured by the exclusion of such Real Estate Property from the Borrowing Base, the Borrower shall be permitted a period not to exceed 30 days to remove such Real Estate Property from the Borrowing Base by (1) if necessary to remain in compliance with the terms of this Agreement, simultaneously substituting one or more additional Eligible Properties for inclusion in the Borrowing Base (subject to the Borrower's compliance with Section 7.03, but with the 10 Business Day notice requirement thereunder waived) and (2) submitting to the Administrative Agent a certificate from a Financial Officer, in form and substance satisfactory to the Administrative Agent, evidencing compliance with all of the covenants set forth in Sections 9.08(f), 9.10 and
9.22 (in each case, after excluding the Real Estate Property causing such Default or Event of Default from such calculations related to the Borrowing Base and, if necessary including any substitute Eligible Property), and otherwise certifying that, after giving effect to the exclusion of such Real Estate Property (and if applicable, the addition of a substitute Eligible Property) from the Borrowing Base, no Default or Event of Default will be continuing.

          Section 11.  The Administrative Agent.

          11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other
     Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; and

          (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent required by Section 12.06(b)).

          11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender, the Borrower or a third party specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          11.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, BNY (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. BNY (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and BNY and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 Indemnification. In performing its duties under the Loan Documents, the Administrative Agent will exercise the same degree of care as it normally exercises in connection with similar loans in which no syndication or participations are involved. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.04, but without limiting the obligations of the Borrower under
Section 12.04) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.04, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. If any Lenders have indemnified the Administrative Agent pursuant to this Section 11.05 and the Administrative Agent shall thereafter be reimbursed by the Borrower pursuant to Section 12.04 for the same matters, the

Administrative Agent shall pay such additional reimbursement to such Lenders ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by such Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments).

          11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


          Section 12.  Miscellaneous.

          12.01 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Borrower, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.02 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.03 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that:
(a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders:
(i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans,
(vii) alter the terms of this Section 12.03, (viii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) except as provided in Section 9.23, release any Subsidiary Guarantor from any of its guarantee obligations under Section 6, or (x) waive any of the conditions precedent set forth in Section 7.01; and (b) any modification or supplement of Section 11, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

          12.04 Expenses, Etc. The Borrower agrees to pay or reimburse each of the Lenders and the Administrative Agent for:
(a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to BNY) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.04; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein.

          The Borrower hereby agrees to indemnify the Indemnified Parties from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or such Indemnified
Party's material breach of this Agreement, or claims against such Indemnified Party arising from its own acts or omissions to the extent wholly unrelated to this Agreement). Without limiting the generality of the foregoing, the Borrower will indemnify the Indemnified Parties, and hold the Indemnified Parties harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or such Indemnified
Party's material breach of this Agreement, or claims against such Indemnified Party arising from its own acts or omissions to the extent wholly unrelated to this Agreement) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries, or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries, or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrower and its Subsidiaries, at such site or facility.

          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.

          (a)  Consent Required for Assignments by the Obligors.
Except for an assignment to the Borrower, no Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders; provided, however, any such assignment by an Obligor to the Borrower shall not release such Obligor from any obligations under this Agreement which accrued prior to such assignment.

          (b) Assignments by the Lenders. Each Lender may assign any of its Loans, its Note, its Commitment and its Letter of Credit Interest (but only with the consent of, in the case of an outstanding Commitment, the Borrower and the Administrative Agent and, in the case of a Commitment or a Letter of Credit Interest, the Issuing Lender, such consents not to be unreasonably withheld or delayed); provided that

          (i)  no such consent by the Borrower or the
     Administrative Agent shall be required in the case of any assignment to another Lender or to an Affiliate of a Lender;

          (ii) except to the extent the Borrower and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to the lesser or (A) $5,000,000 or (B) the then aggregate remaining balance of such Lender's Loans, Note, Commitment and Letter of Credit Interest; and

          (iii) each such assignment by a Lender of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee.

Notwithstanding anything to the contrary contained in this paragraph, any consent of the Borrower otherwise required under this paragraph (b) shall not be required if an Event of Default has occurred and is continuing. Upon execution and delivery by the assignee to the Borrower, the Administrative Agent and the Issuing Lender of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment, Loans and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Borrower, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment, Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender or its assignee shall pay the Administrative Agent an assignment fee of $3,500.

          (c) Participations. A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 in respect of Loans and Letter of Credit Interest held by it and its Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitment, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitment in the same way that it is funding the portion of such Loans, Letter of Credit Interest and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.03, requires the consent of each Lender.

          (d) Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this
Section 12.06, any Lender may (without notice to the Borrower, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) Provision of Information to Assignees and Participants. A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants),subject, however, to the provisions of Section 12.12(b) hereof.

          (f)  No Assignments to the Borrower or Affiliates.
Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or

Reimbursement Obligation held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          12.07 Survival. The obligations of the Borrower under Sections 5.01, 5.05, 5.06, 5.07 and 12.04, the obligations of each Subsidiary Guarantor under Section 6.03, and the obligations of the Lenders under Section 11.05, shall survive the repayment of the Loans and Reimbursement Obligations, the expiration or termination of the Commitments and the termination of this Agreement or any provision hereof and, in the case of any Lender that may assign any interest in its Commitment, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty until the Commitment Termination Date, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.09  Governing Law; Submission to Jurisdiction.

          (a) Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New
York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against such Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          12.10 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.11 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.12  Treatment of Certain Information;
Confidentiality.

          (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization and binding effect shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices and shall not use same for any purpose other than in connection with this Agreement or as permitted in Section 12.12(a) or below, any non-public information supplied to it by the Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process,
(iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender, (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an acknowledgement to the effect that it is bound by the provisions of this
Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder). The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under any confidentiality agreement in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof; and in addition, the obligations of any assignee that has executed an acknowledgement of this Section 12.12 as required above shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof. The foregoing covenants may be enforced by Borrower by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of adequate remedy at law, such remedies to be cumulative and not exclusive of any other remedies available to Borrower at law or in equity.

          12.13 Co-Arrangers. The Syndication Agents and the Documentation Agents shall have the rights, obligations and liabilities of Lenders only under this Agreement and no other rights, obligations or liabilities. Each Lender shall, ratably in accordance with its Commitments, indemnify the Syndication Agents and the Documentation Agents, their affiliates and their respective directors, officers and agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liabilities (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur but solely in connection with any such claim that may result pursuant to the Syndication Agents and the Documentation Agents acting in their respective capacities as Syndication Agents and the Documentation Agents under this Agreement.

          12.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 12.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

          12.15 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the loan Documents and that the loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                     [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              ENTERTAINMENT PROPERTIES TRUST


                              By_________________________
                                Name:
                                Title:

                              Address for Notices:

                              One Kansas City Place
                              1200 Main Street
                              Suite 3250
                              Kansas City, Missouri 64105

                              Attention:  David Brain

                              Telecopier No.:  (816) 472-5794

                              Telephone No.:  (816) 472-1700

                      SUBSIDIARY GUARANTORS


                              EPT DOWNREIT, INC.


                              By_________________________
                                Name:
                                Title:

                              Address for Notices:

                              One Kansas City Place
                              1200 Main Street
                              Suite 3250
                              Kansas City, Missouri 64105

                              Attention:  David Brain

                              Telecopier No.:  (816) 472-5794

                              Telephone No.:  (816) 472-1700

                              LENDERS

Commitment                         THE BANK OF NEW YORK

$66,500,000
                              By_________________________
                                Name:
                                Title:

                              Lending Office for Base Rate Loans:

                              The Bank of New York
                              One Wall Street, 18th Floor
                              New York, New York  10286
                                Attention:  Michael Pizarro
                              Telecopier No.:  (212) 635-6365
                              (212) 635-6366
                              (212) 635-6367
                              Telephone No.:  (212) 635-4697

                              Lending Office for Eurodollar
                              Loans:

                              The Bank of New York
                              One Wall Street, 18th Floor
                              New York, New York  10286
                              Attention:  Michael Pizarro
                              Telecopier No.:  (212) 635-6365
                              (212) 635-6366
                              (212) 635-6367
                              Telephone No.:  (212) 635-4697

                              Address for Notices:

                              One Wall Street
                              New York, New York 10286

                              Attention:  Jerome Kapelus

                              Telecopier No.:  (212) 635-8595
                              Telephone No.:  (212) 635-8694

Commitment                    THE BANK OF NOVA SCOTIA,
                                 NEW YORK AGENCY

$61,750,000
                              By_________________________
                                Name:
                                Title:

                              Lending Office for Base Rate Loans:

                              The Bank of Nova Scotia, Atlanta
                              Agency
                              600 Peachtree Street, Suite 2900
                              Atlanta, Georgia 30062
                              Attention:  Craig Subryan
                                   Loan Operations Officer
                              Telecopier No.:  (404) 888-8998
                              Telephone No.:  (404) 877-1547

                              Lending Office for Eurodollar
                              Loans:

                              The Bank of Nova Scotia, Atlanta
                              Agency
                              600 Peachtree Street, Suite 2900
                              Atlanta, Georgia 30062
                              Attention:  Craig Subryan
                                   Loan Operations Officer
                              Telecopier No.:  (404) 888-8998
                              Telephone No.:  (404) 877-1547

                              Address for Notices:

                              One Liberty Plaza
                              New York, New York 10006
                              Attention:  Edward A. Hughes
                                   Relationship Manager

                              Telecopier No.:  (212) 225-5166

                              Telephone No.:  (212) 225-5170

Commitment                    GOLDMAN SACHS  MORTGAGE COMPANY

$61,750,000                     Goldman Sachs Real Estate Funding
                                Corp.,
                                its General Partner


                                By_________________________
                                    Name:
                                    Title:

                              Lending Office for Base Rate Loans:

                              Goldman Sachs Mortgage Company
                              85 Broad Street
                              26th Floor
                              New York, New York 10004
                              Attention:  Bruce West
                              Telecopier No.:  (212) 902-1691
                              Telephone No.:  (212) 902-5672

                              Lending Office for Eurodollar
                              Loans:

                              Goldman Sachs Mortgage Company
                              85 Broad Street
                              26th Floor
                              New York, New York 10004
                              Attention:  Bruce West
                              Telecopier No.:  (212) 902-1691
                              Telephone No.:  (212) 902-5672

                              Address for Notices:

                              85 Broad Street, 26th Floor
                              New York , New York 10061

                              Attention:  Roger Boone

                              Telecopier No.: (212) 902-3684

                              Telephone No.: (212) 902-0458

Commitment                    BANK LEUMI USA

$10,000,000

                              By_________________________
                                Name:
                                Title:

                              Lending Office for Base Rate Loans:

                              Bank Leumi USA
                              16530 Ventura Blvd.
                              Encino, California 91436
                              Attention:  Bronish Marbury
                              Telecopier No.:  (818) 906-9721
                              Telephone No.:  (818) 906-2715

                              Lending Office for Eurodollar
                              Loans:

                              Bank Leumi USA
                              16530 Ventura Blvd.
                              Encino, California 91436
                              Attention:  Bronish Marbury
                              Telecopier No.:  (818) 906-9721
                              Telephone No.:  (818) 906-2715

                              Address for Notices:

                              8383 Wilshire Blvd. #400
                              Beverly Hill, California 90211

                              Attention:  Del Lorimer

                              Telecopier No.: (213) 655-5933

                              Telephone No.: (213) 966-4721

                              THE BANK OF NEW YORK,
                                as Administrative Agent


                              By_________________________
                                Name:
                                Title:

                              Address for Notices to
                                BNY as Administrative Agent:

                                BNY Capital Markets, Inc.
                                1 Wall Street, 18th Floor
                                New York, New York  10286

                              Attention:  Michael Pizarro
                                              Agency Function
                                             Administration

                              Telecopier No.:  (212) 635-6365
                              (212) 635-6366
                              (212) 635-6367

                              Telephone No.:  (212) 635-4697

                                                        EXHIBIT A


                          [Form of Note]

                         PROMISSORY NOTE


$_______________                                 _______ __, 1998
                                               New York, New York

          FOR VALUE RECEIVED, ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the "Borrower"), hereby promises to pay to __________________ (the "Lender"), for the account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of The Bank of New York at One Wall Street, New York, New York 10286, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

          This Note is one of the Notes referred to in the Credit Agreement dated as of _______ __, 1998 (as modified and supplemented and in effect from time to time, the "Agreement") between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto (including the Lender) and The Bank of New York, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

          The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              ENTERTAINMENT PROPERTIES TRUST


                              By_________________________
                                Title:

                        SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                   Amount
Date      Prin-                     Paid,
Made,     cipal          Duration  Prepaid,  Unpaid
Continued Amount  Type     of      Continued Prin-
or        of   Interest  Interest  or        cipal     Notation
Converted Loan   Rate     Period   Converted Amount     Made by